UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Cray Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

Dear Cray Inc. Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders, which will be held in the Fifth Avenue Conference Room at our principal executive offices located at 901 Fifth Avenue, Seattle, Washington 98164 on Thursday, June 13, 2013, at 3:00 p.m. Pacific Time for the following purposes:

1.    To vote on the election of eight directors, each to serve a one-year term;

2.    To ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the year ending December 31, 2013;

3.    To approve Cray’s 2013 Equity Incentive Plan; and

4.    To vote, on an advisory or non-binding basis, to approve the compensation of our Named Executive Officers.

The shareholders will also act on any other business that may properly come before the Annual Meeting, including any adjournments or postponements of the Annual Meeting.

Any action on the items of business described above may be considered at the Annual Meeting at the scheduled time and date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. Your Board of Directors recommends a vote FOR the election of the nominees for director; FOR the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2013; FOR the approval of Cray’s 2013 Equity Incentive Plan; and FOR the approval of the compensation of our Named Executive Officers.

Only shareholders of record on April 11, 2013, the record date for the Annual Meeting, are entitled to vote on these matters.

At the Annual Meeting, we will review our performance during the past year. You will have an opportunity to ask questions about Cray Inc. and our operations.

As we did last year, we are furnishing proxy materials via the Internet. The approximate date of availability for the Proxy Statement and accompanying proxy materials is April 24, 2013. Please read the Proxy Statement for more information on this alternative for distributing our proxy materials, which we believe will allow us to provide shareholders with the information they need, while lowering the costs of delivering the Proxy Statement and related materials and reducing the environmental impact of the Annual Meeting.

Your vote is important regardless of the number of shares you own or whether you plan to attend the Annual Meeting in person. You may vote through several different ways, and instructions on the various voting methods are contained in the accompanying Proxy Statement. Even if you plan to attend the Annual Meeting, we urge you to vote at your earliest convenience. Any shareholder attending the Annual Meeting may vote in person even if he or she has voted previously.

Details of the business to be conducted at the Annual Meeting are more fully described in the accompanying Proxy Statement.

We look forward to seeing you. Thank you for your ongoing support of and interest in Cray.

Sincerely,

Peter J. Ungaro

President and Chief Executive Officer

Seattle, Washington

April 24, 2013

PROXY STATEMENT

Page
Information About the Annual Meeting and Voting	1
Our Common Stock Ownership	8

Section 16(a) Beneficial Ownership Reporting Compliance	10
The Board of Directors	11

Corporate Governance Principles	11

Independence	11

Meetings and Attendance	12

The Committees of the Board	12

Board Leadership Structure	14

Board’s Role in Risk Oversight	14

Risk Considerations in Our Compensation Program	15

Director Attendance at Annual Meetings	15

Shareholder Communications, Director Candidate Recommendations and Nominations and Other Shareholder Proposals	15

Compensation of Directors	17

Director Compensation for 2012	19
Executive Officers	21
Compensation of the Executive Officers	24

Compensation Discussion and Analysis	24

Compensation Committee Report	38

Compensation Tables	39

Compensation Committee Interlocks and Insider Participation	51
Transactions With Related Persons	52
Report of the Audit Committee of the Board of Directors	53
Discussion of Proposals Recommended by the Board	55

Proposal 1: To Elect Eight Directors for One-Year Terms	55

Proposal 2: To Ratify the Appointment of Peterson Sullivan LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2013	58

Proposal 3: Approval of Cray’s 2013 Equity Incentive Plan	59

Proposal 4: Advisory Vote on the Compensation of Our Named Executive Officers	68
Other Business — Discretionary Authority	70

Appendix A	A-1

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote at your earliest convenience. You may vote via the Internet or by telephone or, if this Proxy Statement was mailed to you, sign, date and return the enclosed proxy card.

If you wish to return the proxy card by mail, an addressed envelope, for which no postage is required if mailed in the United States, is enclosed for that purpose. Voting via the Internet or by telephone or by sending in your proxy card will not prevent you from voting your shares at the Annual Meeting, if you desire to do so, as you may revoke your earlier vote.

Important Notice Regarding the Availability of Proxy Materials for Cray’s

Annual Meeting of Shareholders on June 13, 2013

The Cray Inc. Notice and Proxy Statement for the 2013 Annual Meeting of Shareholders

and the 2012 Annual Report to Shareholders are available online at https://materials.proxyvote.com/225223 and http://investors.cray.com

CRAY INC.

901 Fifth Avenue, Suite 1000

Seattle, WA 98164

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held At:

901 Fifth Avenue, Fifth Avenue Conference Room

Seattle, WA 98164

June 13, 2013

3:00 p.m. Pacific Time

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving these materials?

A:	The Board of Directors of Cray Inc. (“Cray”) has made these materials available to you via the Internet, or has delivered printed versions of these materials to you by mail, in connection with its solicitation of proxies for use at our 2013 Annual Meeting of Shareholders, which will take place on Thursday, June 13, 2013, at 3:00 p.m. Pacific Time, in the Fifth Avenue Conference Room at our corporate headquarters located at 901 Fifth Avenue, Seattle, Washington. For a map and/or directions to our corporate headquarters, see our website, www.cray.com, under “About Cray — Contact Us.”

Q:	What is included in these materials?

A:	These materials include:

•	Our Notice of the 2013 Annual Meeting and our Proxy Statement, which summarize the information regarding the matters to be voted on at the Annual Meeting;

•	Our 2012 Annual Report to Shareholders, which includes our Annual Report on Form 10-K and audited consolidated financial statements for the year ended December 31, 2012; and

•	The proxy card, if you requested printed versions of these materials by mail, or an electronic voting form, if you are viewing these materials via the Internet.

Q:	What items will be voted on at the 2013 Annual Meeting?

A:	There are four known items that will come before the shareholders at the 2013 Annual Meeting:

•	The election of eight directors to the Board, each to serve a one-year term;

•	The ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the year ending December 31, 2013;

•	The approval of Cray’s 2013 Equity Incentive Plan; and

•	The advisory vote on the compensation of our Named Executive Officers.

It is possible that other business may come before the Annual Meeting, although we currently are not aware of any such matters.

Q:	What are the voting recommendations of our Board?

A:

Our Board recommends that you vote your shares “FOR” each of the named nominees to the Board; “FOR” the ratification of the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the year ending December 31, 2013; “FOR” the approval of Cray’s 2013 Equity Incentive Plan; “FOR” the approval of the compensation of our Named Executive Officers. In this Proxy Statement, the terms “the Board of Directors,” “the Board,” or “our Board” refer to the Board of Directors of Cray.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	As permitted by the U.S. Securities and Exchange Commission (the “SEC”), we are making this Proxy Statement and the Annual Report available via the Internet. On or about April 24, 2013, we mailed a Notice of Internet Availability of Proxy Materials, sometimes referred to as the “Notice,” to our shareholders of record and certain beneficial owners. We also then posted this Proxy Statement and the Annual Report on the Internet at https://materials.proxyvote.com/225223 and http://investors.cray.com. The Notice contains instructions on how to access this Proxy Statement and the Annual Report and to vote online.

Q:	Why did I receive a full set of proxy materials rather than the Notice?

A:	We are providing shareholders who have previously requested to receive paper copies of the proxy materials and our shareholders who are participants in the Cray 401(k) Savings Plan (the “Cray 401(k) Plan”) paper copies of the proxy materials instead of the Notice.

Q:	Who may vote at the Annual Meeting?

A:	If you owned shares of our common stock at the close of business on April 11, 2013, the record date for the Annual Meeting, you are entitled to vote those shares. On the record date, there were 39,625,796 shares of our common stock outstanding, our only class of stock having general voting rights. You have one vote for each share of common stock owned by you on the record date.

Q:	What is the difference between holding shares as a shareholder of record or as a beneficial owner of shares held in street name?

A:	Shareholder of Record. If you have shares registered directly in your name with our stock transfer agent, Computershare, then you are considered the shareholder of record with respect to those shares and we sent the Notice or proxy materials directly to you.

Beneficial Owner of Shares Held in Street Name.    If you have shares held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice was forwarded to you by that organization. The organization holding the shares in your account is considered the shareholder of record with respect to those shares for the purpose of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares it holds in your account.

Q:	How can I vote?

A:	You may vote via the Internet, by telephone, by returning an enclosed proxy card if one was sent to you, or by voting in person at the Annual Meeting.

Q:	How do I vote via the Internet or by telephone?

A:	If You Are a Shareholder of Record:

If your shares are registered directly in your name, you may vote via the Internet or by telephone through services offered by Broadridge Financial Solutions, Inc. (“Broadridge”). If you received the Notice, then go to the website referred to on the Notice. If you received a full set of proxy materials in the mail, then go to the website or call the telephone number referred to on the proxy card. Please have the Notice or proxy card in hand when going online or calling, and follow the instructions on the form you are using.

You may vote via the Internet or by telephone 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time/8:59 p.m. Pacific Time, on Wednesday, June 12, 2013, the day before the Annual Meeting.

If you requested printed copies of the proxy materials, you may also vote by completing and signing the enclosed proxy card and mailing it to us in the enclosed self-addressed envelope (postage-free in the United States). We need to receive the signed proxy card by the time of the Annual Meeting.

If You Are a Beneficial Owner of Shares Registered in the Name of a Brokerage Firm, Bank or Other Organization:

A number of brokerage firms, banks and other organizations participate in a program for shares held in “street name” that offers Internet and telephone voting options. This program is different from the program for shares registered directly in the name of the shareholder. If your shares are held in an account at an organization participating in this program, then you may vote those shares by using the website or calling the telephone number referenced on the instructions provided by that organization. Similarly, if you received printed copies of the proxy materials through your broker, bank or other nominee organization, then you may vote by completing and signing the voting form and mailing it to that organization in the self-addressed envelope it provided.

Q:	May I change my vote or revoke my proxy?

A:	Yes. If you change your mind after you have voted by Internet or by telephone or sent in your proxy card and wish to revote, you may do so by following these procedures:

•	Vote again via the Internet or by telephone;

•	Send in another signed proxy card with a later date;

•	Send a letter revoking your vote or proxy to our Corporate Secretary at our offices in Seattle, Washington; or

•	Attend the Annual Meeting and vote in person.

We will tabulate the latest valid vote or instruction that we receive from you.

Q:	How do I vote if I hold shares in my Cray 401(k) Plan account?

A:	Shares of Cray common stock held in the Cray 401(k) Plan are registered in the name of the Trustee of the Cray 401(k) Plan, Fidelity Management Trust Company. Under the Cray 401(k) Plan, participants may instruct the Trustee how to vote the shares of Cray common stock allocated to their accounts.

The shares allocated under the Cray 401(k) Plan can be voted by submitting voting instructions via the Internet, by telephone or by mailing your proxy card. Voting of shares held in the Cray 401(k) Plan must be completed by 11:59 p.m. Eastern Time/8:59 p.m. Pacific Time on Monday, June 10, 2013. These shares cannot be voted at the Annual Meeting and prior voting instructions cannot be revoked at the Annual Meeting. Otherwise, participants can vote these shares in the same manner as described above for shares held directly in the name of the shareholder.

The Trustee will cast votes for shares in the Cray 401(k) Plan according to each participant’s instructions. If the Trustee does not receive instructions from a participant in time for the Annual Meeting, the Trustee will vote the participant’s allocated shares in the same manner and proportion as the shares with respect to which voting instructions were received.

Q:	How do I vote in person?

A:	If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the “street name” of your brokerage firm, bank or other organization, you must obtain a “legal proxy” from the organization that holds your shares. You should contact your account executive about obtaining a legal proxy.

Q:	What happens if I do not give specific voting instructions?

A:	Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting via the Internet or by telephone that you wish to vote as recommended by our Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to all other matters properly presented for a vote at the Annual Meeting, including without limitation whether to postpone or adjourn the Annual Meeting.

Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, then under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “discretionary” matters but cannot vote on “non-discretionary” matters.

If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-discretionary matter, then the organization will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Please provide voting instructions to the organizations that hold your shares by carefully following their instructions.

Q:	Which ballot measures are considered “discretionary” or “non-discretionary?”

A:	Proposal 1 (election of eight directors), Proposal 3 (approval of Cray’s 2013 Equity Incentive Plan) and Proposal 4 (advisory vote on the compensation of our Named Executive Officers) are each “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, then your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” Broker non-votes will have no effect on the outcome of Proposal 1, Proposal 3 or Proposal 4 since broker non-votes are not considered entitled to vote on such proposals. Proposal 2 (ratification of independent registered public accounting firm) is considered a “discretionary” item and your broker may vote on this proposal.

Q:	How are abstentions treated?

A:	Abstentions are counted for purposes of determining whether a quorum is present. For Proposal 1 (election of eight directors), if you elect to abstain, the abstention will not impact the election of directors since the eight directors who receive the greatest number of affirmative votes will be elected to the Board.

For the purpose of determining whether the shareholders have approved Proposal 2 (ratification of independent registered public accounting firm), Proposal 3 (approval of Cray’s 2013 Equity Incentive Plan) or Proposal 4 (advisory vote on the compensation of our Named Executive Officers), each proposal will be adopted if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal as abstentions are not treated as votes cast affirmatively or negatively, and therefore will have no effect on the outcome of Proposal 2, Proposal 3 or Proposal 4.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	What vote is required to approve each proposal?

A.	Proposal 1: To Elect Eight Directors for One-Year Terms.

The eight nominees for director who receive the most votes “for” election will be elected, assuming the presence of a quorum. Accordingly, if you do not vote for a nominee, do not instruct your broker how to vote for a nominee or if you indicate “withhold authority to vote” for a nominee, your vote will not count either “for” or “against” the nominee.

Proposal 2: To Ratify the Appointment of Peterson Sullivan LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2013.

To be approved, the number of votes cast in favor must exceed the number of votes cast against. If you do not vote or if you abstain from voting, it will have no effect on this proposal, assuming the presence of a quorum.

Proposal 3: Approval of Cray’s 2013 Equity Incentive Plan.

To be approved, the number of votes cast in favor must exceed the number of votes cast against. If you do not vote or if you abstain from voting, it will have no effect on this proposal as in either case it will not count either “for” or “against” the proposal, assuming the presence of a quorum.

Proposal 4: Advisory Vote on the Compensation of Our Named Executive Officers.

To be approved, the number of votes cast in favor must exceed the number of votes cast against. If you do not vote or if you abstain from voting, it will have no effect on this proposal as in either case it will not count either “for” or “against” the proposal, assuming the presence of a quorum.

Q:	Who will count the vote?

A:	Representatives of Broadridge will serve as the Inspector of Elections and count the votes.

Q:	Is voting confidential?

A:	We keep all the proxies, ballots and voting tabulations private as a matter of practice. We let only our Inspector of Elections examine these documents. Our Inspector of Elections will not disclose your vote to our management unless it is necessary to meet legal requirements. Our Inspector of Elections will forward to our management, however, any written comments that you make on the proxy card or elsewhere.

Q:	Who pays the costs of soliciting proxies for the Annual Meeting?

A:	We will pay all the costs of soliciting these proxies. In addition to soliciting proxies by distributing these proxy materials, our officers and employees may also solicit proxies by telephone, by fax, by mail, via the Internet or other electronic means of communication, or in person. No additional compensation will be paid to officers or employees for their assistance in soliciting proxies. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Q:	Can I view future proxy statements, annual reports and other documents via the Internet, and not receive any paper copies through the mail?

A:	Yes. If you wish to elect to view future proxy statements, annual reports and other documents only via the Internet, and you are a:

Shareholder of Record:    Please visit the Broadridge Investor E-Connect proxy delivery preferences web-page, www.proxyvote.com, enter your voter control number found on your Notice, and follow the instructions for obtaining your documents electronically, or telephone: 1-800-579-1639, or send an email to: sendmaterial@proxyvote.com.

Beneficial Owner of Shares Held in Street Name:    Please visit the Broadridge Investor E-Connect web-page, www.proxyvote.com, and follow the instructions at that site, or telephone Broadridge at 1-800-579-1639, or send an email to: sendmaterial@proxyvote.com.

Please have the Notice in hand when accessing these sites or telephoning. Your election to view these documents via the Internet will remain in effect until you revoke it. If you so elect, then next year you would receive an email with instructions containing links to those materials and to the proxy voting site. Please be aware that if you choose to access these materials via the Internet, then you may incur costs such as telephone and Internet access charges for which you will be responsible.

Q:	How do I receive paper copies of the proxy materials, if I so wish?

A:	The Notice contains instructions about how to elect to obtain paper copies of the proxy materials. Your election will remain in effect until you revoke it. All shareholders who do not receive the Notice will receive a paper copy of the proxy materials by mail.

Q:	I receive multiple copies of the Notice and/or proxy materials. What does that mean, and can I reduce the number of copies that I receive?

A:	This generally means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy cards and Notices that you receive.

If your shares are registered directly in your name, you may be receiving more than one copy of the proxy materials because our transfer agent has more than one account for you with slightly different versions of your name, such as different first names (“James” and “Jim,” for example) or with and without middle initials. If this is the case, you can contact our transfer agent and consolidate your accounts under one name. The contact information for our transfer agent is set out below in the next Q and A.

If you own shares through a brokerage firm, bank or other organization holding your shares in “street name,” we have implemented “householding,” a process that reduces the number of copies of the Annual Meeting materials and other correspondence you receive from us. Householding is available for shareholders who share the same last name and address and hold shares in “street name,” where the shares are held through the same brokerage firm, bank or other nominee. As a result of householding, only one Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary. If you hold your shares in street name and would like to start householding, or if you participate in householding and would like to receive a separate Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report, please call 1-800-542-1061 from a touch-tone phone and provide the name of your broker, bank or other nominee and your account number(s), or contact Ruby H. Alexander, Assistant Corporate Secretary, at Cray Inc., 901 Fifth Avenue, Suite 1000, Seattle, WA 98164.

Unfortunately, householding is only possible for shares held through the same brokerage firm, bank or other nominee. Thus you cannot apply householding to reduce the number of sets of proxy materials you receive in the mail if you have accounts at different brokers, for example. In those circumstances, one way to reduce the number of sets of proxy materials you receive in the mail is to sign up to review the materials via the Internet. See “Can I view future proxy statements, annual reports and other documents via the Internet, and not receive any paper copies through the mail?” above.

We will deliver promptly upon written or oral request a separate copy of the Annual Meeting materials to a shareholder at a shared address to which a single copy of such materials had been delivered.

Q:	What if I have lost or cannot find my stock certificates, need to change my account name, have moved and need to change my mailing address, or have other questions about my Cray stock?

A:	You may contact our transfer agent, Computershare by calling: 877-522-7762 (for foreign investors, 201-680-6578), 800-231-5469 (TDD for hearing-impaired in the United States) or 201-680-6610 (TDD for foreign investors), visit its website at: www.computershare.com/investor, or write to: Computershare, Shareholder Relations, P. O. Box 43006, Providence, RI 02940-3006.

Q:	How can I find the voting results of the Annual Meeting?

A:	We will report the voting results in a Form 8-K within four business days after the end of the Annual Meeting.

Q:	Whom should I call if I have any questions?

A:	If you have any questions about the Annual Meeting or voting, or about your ownership of our common stock, please contact Michael C. Piraino, our Corporate Secretary, at (206) 701-2000.

OUR COMMON STOCK OWNERSHIP

The following table shows, as of April 11, 2013, the number of shares of our common stock beneficially owned by the following persons:

•	all persons we know to be beneficial owners of at least 5% of our common stock;

•	our current directors and Dr. Prithviraj Banerjee, a director nominee;

•	the executive officers named in the “Summary Compensation Table” on page 39; and

•	all current directors and executive officers as a group.

As of April 11, 2013, there were 39,625,796 shares of our common stock outstanding.

Name and Address(1)	Common Shares Owned	Options Exercisable Within 60 Days	Total Beneficial Ownership(2)	Percentage
5% Shareholders
Wells Fargo & Company(3) 420 Montgomery Street San Francisco, CA 94104	4,632,307	—	4,632,307	11.7%
FMR LLC(3) 82 Devonshire Street Boston, MA 02109	4,209,889	—	4,209,889	10.6%
Gilder, Gagnon, Howe & Co. LLC(3) 3 Columbus Circle, 26th Floor New York, NY 10019	2,299,303	—	2,299,303	5.8%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	2,299,477	—	2,299,477	5.8%

Independent Directors and Director Nominee
John B. Jones, Jr.(4)	28,777	—	28,777	*
Stephen C. Kiely(4)	55,206	—	55,206	*
Frank L. Lederman(4)	70,184	—	70,184	*
Sally G. Narodick(4)	56,435	—	56,435	*
Daniel C. Regis(4)	73,580	—	73,580	*
Stephen C. Richards(4)	53,975	—	53,975	*
Prithviraj Banerjee(5)	—	—	—	*

Named Executive Officers
Peter J. Ungaro(6)	596,002	805,646	1,401,648	3.5%
Brian C. Henry(6)	280,985	91,520	372,505	*
William C. Blake(6)	101,188	—	101,188	*
Arvind Parthasarathi(6)	235,000	—	235,000	*
Margaret A. Williams(6)	165,088	219,624	384,712	*
All current directors and executive officers as a group (16 persons)(4)(6)	2,060,704	1,342,278	3,402,982	8.3%

*	Less than 1% of the outstanding common stock.

(1)	Unless otherwise indicated, all addresses are c/o Cray Inc., 901 Fifth Avenue, Suite 1000, Seattle, WA 98164.

(2)

Unless otherwise indicated in these footnotes and subject to community property laws where applicable, each of the listed shareholders has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder. The number of shares and percentage of beneficial ownership includes shares of common stock issuable pursuant to stock options held by the person or group that may be exercised on April 11, 2013, or within 60 days thereafter.

(3)	The information under the column “Common Shares Owned” with respect to Wells Fargo & Company is based on a Schedule 13G/A filed with the SEC, on March 29, 2013, regarding ownership as of December 31, 2012. In that Schedule 13G/A, Wells Fargo & Company, as parent company, reported beneficial ownership of 4,632,307 shares, without sole voting power or sole dispositive power and shared voting power over 4,632,038 shares and shared dispositive power over 4,632,307 shares, with its subsidiary, Wells Capital Management Incorporated, an investment adviser, reporting beneficial ownership of 4,590,783 shares, without sole voting power or sole dispositive power and shared voting power over 996,893 shares and shared dispositive power over 4,590,783 shares, and another subsidiary, Wells Fargo Funds Management, LLC, an investment adviser, reporting beneficial ownership of 3,630,959 shares, without sole voting power or sole dispositive power and shared voting power and shared dispositive power over 3,630,959 shares.

The information under the column “Common Shares Owned” with respect to FMR LLC is based on a Schedule 13G/A filed with the SEC on February 11, 2013, regarding beneficial ownership as of December 31, 2012. In that Schedule 13G/A, FMR LLC reported beneficial ownership of 4,209,889 shares, with sole voting power over 491,970 shares and sole dispositive power over 4,209,889 shares.

The information under the column “Common Shares Owned” with respect to Gilder, Gagnon, Howe & Co. LLC is based on a Schedule 13G/A filed with the SEC on January 10, 2013, regarding beneficial ownership as of December 31, 2012. In that Schedule 13G/A, Gilder, Gagnon, Howe & Co. LLC reported beneficial ownership of 2,299,303 shares, with sole voting power and sole dispositive power over 4,252 shares and shared dispositive power over 2,295,051.

The information under the column “Common Shares Owned” with respect to T. Rowe Price Associates, Inc. is based on a Schedule 13G filed with the SEC on February 13, 2013, regarding beneficial ownership as of December 31, 2012. In that Schedule 13G, T. Rowe Price Associates, Inc. reported beneficial ownership of 2,299,477 shares, with sole voting power over 216,000 shares, and sole dispositive power over 2,299,477 shares.

(4)	The number of shares of common stock shown for the indicated directors includes restricted shares that vest on the dates indicated, and that are forfeitable in certain circumstances, as follows:

Directors	Restricted Shares-Total	June 7, 2013	June 16, 2013	June 7, 2014
John B. Jones, Jr.	7,480	1,939	3,603	1,938
Stephen C. Kiely	10,279	2,728	4,824	2,727
Frank L. Lederman	10,596	2,784	5,028	2,784
Sally G. Narodick	6,938	1,770	3,399	1,769
Daniel C. Regis	10,483	2,728	5,028	2,727
Stephen C. Richards	8,868	2,277	4,315	2,276

(5)	At a Board meeting held on March 26, 2013, Dr. Banerjee was appointed to our Board effective as of May 1, 2013. Upon joining our Board on May 1, 2013, Dr. Banerjee will receive a grant of a fully vested option to purchase 20,000 shares of common stock.

(6)	The number of shares of common stock shown for the indicated executive officers includes restricted shares that vest on the dates indicated, and are forfeitable in certain circumstances, as follows:

Executive Officers	Restricted Shares- Total	Feb 6, 2013	April 30, 2013	May 15, 2013	July 1, 2013	Aug. 3, 2013	Feb. 6, 2014	April 30, 2014	May 12, 2014	May 17, 2014	July 1, 2014
Peter J. Ungaro	290,000	—	—	75,000	16,250	50,000	—	—	50,000	—	16,250
Brian C. Henry	155,000	—	—	40,000	8,750	27,500	—	—	25,000	—	8,750
William C. Blake	73,094	—	17,500	—	—	—	—	17,500	—	—	—
Arvind Parthasarathi(a)	235,000	25,000	—	—	6,250	—	25,000	—	—	—	6,250
Margaret A. Williams	137,500	—	—	37,500	8,750	22,500	—	—	20,000	—	8,750
Other executive officers	287,500	—	—	32,500	21,250	67,500	—	—	27,500	7,500	21,250

Executive Officers	Feb. 6, 2015	April 30, 2015	July 1, 2015	Aug. 3, 2015	Feb. 6, 2016	July 1, 2016	April 30, 2016
Peter J. Ungaro	—	—	16,250	50,000	—	16,250	—
Brian C. Henry	—	—	8,750	27,500	—	8,750	—
William C. Blake	—	17,500	—	3,094	—	—	17,500
Arvind Parthasarathi(a)	25,000	—	6,250	—	25,000	6,250	—
Margaret A. Williams	—	—	8,750	22,500	—	8,750	—
Other executive officers	—	—	21,250	67,500	—	21,250	—

(a)	Includes a restricted stock award for 110,000 shares of common stock that vests upon the achievement of certain operational and strategic performance criteria exclusively related to the operation of our YarcData business or upon a change of control of Cray with the amount vesting as a result of a change of control dependent on the gross proceeds received by Cray shareholders, with such gross proceed levels set at the time of grant with an objective of increasing the reward to the extent that the YarcData business likely contributed materially to the amount of gross proceeds received by shareholders. Such restricted stock award will expire completely if the operational and strategic performance vesting criteria are not satisfied by the calendar day immediately following that date on which Cray files its Form 10-K with the SEC for the fiscal year ended December 31, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that our directors, executive and other specified officers and greater-than-10% shareholders file reports with the SEC on their initial beneficial ownership of our common stock and any subsequent changes. They must also provide us with copies of the reports.

We are required to tell you in this Proxy Statement if we know about any failure to report as required. We reviewed copies of all reports furnished to us and obtained written representations that no other reports were required. Based solely on this review, we believe that all of the reporting persons complied with their filing requirements for 2012.

THE BOARD OF DIRECTORS

The Board of Directors oversees our business and affairs and monitors the performance of our management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and our principal external advisers (legal counsel, outside auditors and compensation consultants), by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

Corporate Governance Principles

The goals of our Board are to build long-term value for our shareholders and to ensure our vitality for our customers, employees and others that depend on us. Our Board has adopted and follows corporate governance practices that our Board and our senior management believe promote these purposes, are sound and represent best practices. To this end we have established the following:

•	A Code of Business Conduct that sets forth our ethical principles and applies to all of our directors, officers and employees;

•	Corporate Governance Guidelines that set forth our corporate governance principles;

•	A Related Person Transaction Policy that applies to all of our directors, officers and employees;

•	Charters for our Audit, Compensation, Corporate Governance and Strategic Technology Assessment Committees; and

•	A confidential, anonymous system for employees and others to report concerns about fraud, accounting matters, violations of our policies and other matters.

Under our Corporate Governance Guidelines and the applicable Committee charters, each director has complete access to our management, and the Board and each Committee have the right to consult and retain independent legal counsel, accountants and other advisers at our expense. All of the foregoing documents are available via the Internet at our website at www.cray.com under “About Cray — Investors — Corporate Governance.” We will post on this website any amendments to the Code of Business Conduct or waivers of the Code for directors and executive officers.

We periodically review our governance practices against requirements of the SEC, the listing standards of the Nasdaq Global Market (“Nasdaq”), the laws of the state of Washington and practices suggested by recognized corporate governance authorities.

Independence

As of April 24, 2013, our Board has seven members and, effective as of May 1, 2013, Dr. Banerjee will join our Board increasing the size of our Board to eight members. The Board has determined that all of our directors serving on our Board as of April 24, 2013, except for Mr. Ungaro, our President and Chief Executive Officer, meet the Nasdaq and SEC standards for independence and that all the members of the Audit Committee meet the heightened independence standards required for Audit Committee members under Nasdaq and SEC standards. Additionally, the Board has determined that Dr. Banerjee, our director nominee, meets the Nasdaq and SEC standards for independence. Only independent directors may serve on our Audit, Compensation and Corporate Governance Committees. In February of 2012, the Board determined that William C. Blake who served on our Board through the term of his service on the Board, which concluded at our 2012 Annual Meeting of Shareholders, met the Nasdaq and SEC standards for independence.

As set forth in our Corporate Governance Guidelines, the Board believes that at least two-thirds of the Board should consist of independent directors and that, absent compelling circumstances, the Board should not contain more than two members from our management. As of April 24, 2013, six of our seven directors are considered independent, and one member of our management, Mr. Ungaro, our President and Chief Executive Officer, is on the Board. Upon Dr. Banerjee joining our Board on May 1, 2013, seven of our eight directors will be considered independent.

In determining the independence of our directors and our director nominee, the Board affirmatively decides whether a non-management director or director nominee, as applicable, has a relationship that would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of being a director. In making that decision, the Board is informed of the Nasdaq and SEC rules that disqualify a person from being considered as independent, considers the responses from each director and director nominee in an annual questionnaire and reviews the applicable standards with each Board member and director nominee.

Meetings and Attendance

The Board met 10 times, the Board’s standing committees held a total of 28 meetings and the Board’s special transaction committee held a total of 5 meetings during 2012. The rate of attendance in 2012 for all directors at Board and committee meetings was 99%.

The non-management directors meet in executive sessions of the Board on a regular basis, generally at the beginning and at the end of each scheduled quarterly Board meeting and at other times as required. In addition, the Board committees meet periodically without members of our management present.

The Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Strategic Technology Assessment Committee as standing committees of the Board. None of the directors who serve as members of these committees is, or has ever been, one of our employees.

Audit Committee.    The current members of the Audit Committee are Daniel C. Regis (Chair), Sally G. Narodick and Stephen C. Richards. The Audit Committee and the Board have determined that each individual who currently is and who in 2012 was a member of the Audit Committee is “independent,” as that term is defined in SEC and Nasdaq rules and regulations, and that Mr. Regis is an “audit committee financial expert,” as that term is defined in SEC regulations. The Audit Committee met seven times during 2012. As noted above, the Audit Committee’s charter is available at www.cray.com under “About Cray — Investors — Corporate Governance.” The Audit Committee assists the Board in fulfilling its responsibility for oversight of:

•	The quality and integrity of our accounting and financial reporting processes and the audits of our consolidated financial statements;

•	The qualifications and independence of the independent registered public accounting firm engaged to issue an audit report on our consolidated financial statements;

•	The performance of our systems of internal controls and disclosure controls;

•	The review and approval or ratification of “related person transactions” under our Related Person Transaction Policy; and

•	Our procedures for legal and regulatory compliance, risk assessment and business conduct standards.

The Audit Committee reviews all reports submitted on our anonymous, confidential reporting system and is directly and solely responsible for appointing, determining the compensation payable to, overseeing, terminating and replacing any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us. See “Discussion of Proposals Recommended by the Board — Proposal 2: To Ratify the Appointment of Peterson Sullivan LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2013 — Audit Committee Pre-Approval Policy” below.

The report of the Audit Committee regarding its review of the consolidated financial statements and other matters is set forth below beginning on page 53.

Compensation Committee.    The current members of the Compensation Committee are Frank L. Lederman (Chair), John B. Jones, Jr., Stephen C. Kiely and Stephen C. Richards. The Compensation Committee and the Board have determined that each individual who currently is and who in 2012 was a member of the Compensation Committee is “independent,” as that term is defined in Nasdaq rules and regulations, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”). The Compensation Committee met seven times during 2012. As noted above, the Compensation Committee’s charter is available at www.cray.com under “About Cray — Investors — Corporate Governance.” The Compensation Committee assists the Board in fulfilling its responsibilities for the oversight of:

•	Our compensation policies, plans and benefit programs;

•	The compensation of the Chief Executive Officer and other executive officers; and

•	The administration of our equity compensation plans.

See “Compensation of the Executive Officers — Compensation Discussion and Analysis” for further information regarding the Compensation Committee and its actions with respect to senior officer compensation. The Compensation Committee’s Report on the Compensation Discussion and Analysis and related matters is set forth below beginning on page 38.

Corporate Governance Committee.    The current members of the Corporate Governance Committee are Stephen C. Kiely (Chair), Frank L. Lederman and Daniel C. Regis. The Corporate Governance Committee and the Board have determined that each individual who currently is and who in 2012 was a member of the Corporate Governance Committee is “independent,” as that term is defined in Nasdaq rules and regulations. The Corporate Governance Committee met 10 times during 2012. As noted above, the Corporate Governance Committee’s charter is available at www.cray.com under “About Cray — Investors — Corporate Governance.” The Corporate Governance Committee has the responsibility to:

•	Develop and recommend to the Board a set of corporate governance principles;

•	Recommend qualified individuals to the Board for nomination as directors;

•	Review the compensation of Board members and recommend to the full Board changes to Board compensation as appropriate to attract and retain qualified directors;

•	Lead the Board in its annual review of the Board’s performance; and

•	Recommend directors to the Board for appointment to Board committees.

See “Shareholder Communications, Director Candidate Recommendations and Nominations and Other Shareholder Proposals” regarding the Corporate Governance Committee’s processes for evaluating potential Board members and how shareholders can nominate director candidates, propose matters to come before the shareholders and communicate with the Board.

Strategic Technology Assessment Committee.    The current members of the Strategic Technology Assessment Committee are John B. Jones, Jr. (Acting Chair), Frank L. Lederman and Stephen C. Kiely. Upon the effective date of Dr. Banerjee’s appointment to our Board, which is May 1, 2013, Dr. Banerjee will commence serving as the Chair of the Strategic Technology Assessment Committee. William C. Blake served as the Chair of our Strategic Technology Assessment Committee through the term of his service on the Board, which concluded at our 2012 Annual Meeting of Shareholders. The Strategic Technology Assessment Committee and the Board have determined that each individual who currently is a member of the Strategic Technology Assessment Committee is “independent,” as that term is defined in Nasdaq rules and regulations, although such independence is not a requirement for membership on this Committee. The Strategic Technology Assessment Committee met four times during 2012. As noted above, the

Strategic Technology Assessment Committee’s charter is available at www.cray.com under “About Cray — Investors — Corporate Governance.” The Strategic Technology Assessment Committee has the responsibility to:

•	Assist the Board in its oversight of our technology development, including our product development roadmap; and

•	Assess whether our research and development investments are sufficient and appropriate to support the competitiveness of our offerings in the marketplace.

From time to time, the Board establishes other committees on an ad-hoc basis to assist in its oversight responsibilities.

Board Leadership Structure

We separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. Mr. Kiely has served as Chairman of the Board, a non-executive position, since August 2005. As Chairman, Mr. Kiely consults with Mr. Ungaro, our Chief Executive Officer, regarding agenda items for Board meetings; chairs executive sessions of the Board’s independent directors; on behalf of the independent directors, provides feedback and mentoring to the Chief Executive Officer; and performs such other duties as the Board deems appropriate. We believe that this structure is currently appropriate given the experience of Mr. Kiely, both outside of his service with us and as a member of our Board, our size and stage of development and the operational efficiencies that currently result from separating the roles. Mr. Kiely has both operational and corporate governance experience that is highly applicable to a company such as ours. Our Board, in consultation with members of our senior executive team, including Mr. Ungaro, believes that capitalizing on such technology and governance expertise by designating Mr. Kiely as Chairman of the Board is the most effective way to realize the leadership potential offered by both Mr. Kiely and Mr. Ungaro at this time. However, we believe that it is in the best interests of our shareholders for the Board to make a determination regarding the separation or combination of these roles each time it elects a new Chairman of the Board or Chief Executive Officer or at other times, based in each case on the relevant facts and circumstances applicable at that time.

Board’s Role in Risk Oversight

The Board’s role in our risk oversight process includes receiving regular reports from members of our senior management on areas of material risk to us, including competitive, economic, operational, financial, legal and regulatory, and strategic and reputational risks. We also utilize a formal Enterprise Risk Management system (the “ERM System”) to assist us in tracking and mitigating risks. In addition to periodic review, evaluation and modification of risks maintained in the ERM System by management, we provide periodic reports of risks tracked in the ERM System to the Board (or the appropriate committee of the Board in the case of risks that are under the purview of a particular committee). The full Board or the appropriate committee receives these reports from the management personnel principally responsible for identifying, managing and mitigating a particular area of risk within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting, which enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee discusses our policies with respect to risk assessment, risk management and the ERM System process set forth above.

Risk Considerations in Our Compensation Program

Our Compensation Committee has discussed the concept of risk as it relates to our compensation program. The Compensation Committee engages an independent compensation advisor to assess the risks of its compensation program. The Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk-taking for the following reasons:

•	Base salaries are consistent with our employees’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•	The determination of incentive awards is based on a review of a variety of performance indicators, thus diversifying the risk associated with any single performance indicator;

•	Long-term compensation programs are designed to reward executives for driving sustainable and profitable growth for shareholders;

•	The vesting periods for equity compensation awards are designed to encourage executives to focus on sustained stock price appreciation; and

•	The mix between fixed and variable, annual and long-term, and cash and equity compensation is designed to encourage strategies and actions that are in our shareholders’ long-term best interests.

Director Attendance at Annual Meetings

We encourage but do not require our directors to attend the annual meeting of shareholders either in person or telephonically. In 2012, six of our directors attended the 2012 annual meeting.

Shareholder Communications, Director Candidate Recommendations and Nominations and Other Shareholder Proposals

Communications.    The Corporate Governance Committee has established a procedure for our shareholders to communicate with the Board. Communications should be in writing, addressed to Corporate Secretary, Cray Inc., 901 Fifth Avenue, Suite 1000, Seattle, WA 98164, and addressed to the attention of the Board or any of its individual committees or to the Chairman of the Board. Copies of all communications so addressed will be promptly forwarded to the chairman of the committee involved, in the case of communications addressed to the Board as a whole, to the Corporate Governance Committee or, if addressed to the Chairman, to the Chairman of the Board.

Director Candidates.    The criteria for Board membership as adopted by the Board include a person’s integrity, knowledge, judgment, skills, expertise, collegiality, diversity of experience and other time commitments (including positions on other company boards) in the context of the then-current composition of the Board. While our Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Corporate Governance Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. The Corporate Governance Committee is responsible for assessing the appropriate balance of skills brought to the Board by its members, and ensuring that an appropriate mix of specialized knowledge (e.g., financial, industry or technology) is represented on the Board. During 2012, the Corporate Governance Committee engaged a third party consulting firm, Heidrick & Struggles, International, Inc., to assist the Corporate Governance Committee in identifying candidates for Board membership. Dr. Banerjee, our director nominee, was recommended to us by Heidrick & Struggles, International, Inc.

Once the Corporate Governance Committee has identified a potential director nominee, the Corporate Governance Committee, in consultation with the Chief Executive Officer, evaluates the prospective nominee against the specific criteria that the Board has established and as set forth in our Corporate Governance Guidelines. If the Corporate Governance Committee determines to proceed with further consideration, then members of the Corporate Governance Committee, the Chief Executive Officer and other members of the Board, as appropriate, interview the prospective nominee. After completing this evaluation and interview, the Corporate Governance Committee makes a recommendation to the full Board, which makes the final determination whether to elect the new director.

The Corporate Governance Committee will consider candidates for director recommended by shareholders and will evaluate those candidates using the criteria set forth above. Shareholders should accompany their recommendations with a sufficiently detailed description of the candidate’s background and qualifications to allow the Corporate Governance Committee to evaluate the candidate in light of the criteria described above, a document signed by the candidate indicating his or her willingness to serve if elected and evidence of the nominating shareholder’s ownership of our common stock. Such recommendation and documents should be submitted in writing to Corporate Secretary, Cray Inc., 901 Fifth Avenue, Suite 1000, Seattle, WA 98164, and addressed to the attention of the Corporate Governance Committee.

Director Nominations by Shareholders.    Our Bylaws permit shareholders to nominate directors at a shareholders’ meeting. In order to nominate a director at a shareholders’ meeting, a shareholder making a nomination must notify us not fewer than 60 nor more than 90 days in advance of the meeting or, if less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, by the 10th business day following the first public announcement of the meeting. In addition, the proposal must contain the information required in our Bylaws for director nominations, including:

•	The nominating shareholder’s name and address;

•	A representation that the nominating shareholder is entitled to vote at such meeting;

•	The number of shares of our common stock that the nominating shareholder owns and when the nominating shareholder acquired such shares;

•	A representation that the nominating shareholder intends to appear at the meeting, in person or by proxy;

•	The nominee’s name, age, address and principal occupation or employment;

•	All information concerning the nominee that must be disclosed about nominees in proxy solicitations under the SEC proxy rules; and

•	The nominee’s executed consent to serve as a director if so elected.

The Chairman of the Board, in his discretion, may determine that a proposed nomination was not made in accordance with the required procedures and, if so, disregard the nomination.

Shareholder Proposals.

2013 Annual Meeting.    In order for a shareholder proposal to be raised from the floor during the Annual Meeting, written notice of the proposal must be received by us not less than 60 days nor more than 90 days prior to the Annual Meeting or, if less than 60 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to the shareholders, by the 10th business day following the first public announcement of the Annual Meeting. The proposal must also contain the information required in our Bylaws for shareholder proposals, including:

•	A brief description of the business the shareholder wishes to bring before the Annual Meeting, the reasons for conducting such business and the language of the proposal;

•	The shareholder’s name and address;

•	The number of shares of our common stock that the shareholder owns and when the shareholder acquired them;

•	A representation that the shareholder intends to appear at the Annual Meeting, in person or by proxy; and

•	Any material interest the shareholder has in the business to be brought before the Annual Meeting.

The Chairman of the Board, if the facts so warrant, may determine that any business was not properly brought before the Annual Meeting in accordance with our Bylaws.

2014 Proxy Statement. In order for a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy for the 2014 annual meeting, we must receive the written proposal no later than December 25, 2013. Shareholder proposals also must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

If you wish to obtain a free copy of our Articles of Incorporation, Bylaws or any of our corporate governance documents, please contact Ruby H. Alexander, Assistant Corporate Secretary, Cray Inc., 901 Fifth Avenue, Suite 1000, Seattle, WA 98164. These documents also are available on our website, www.cray.com under “About Cray — Investors — Corporate Governance.”

Compensation of Directors

In setting director compensation to attract and retain highly qualified individuals to serve on our Board, the Corporate Governance Committee considers the significant amount of time that directors expend in fulfilling their duties, the skill level required of members of the Board and a general understanding of director compensation at companies of similar size and complexity. Directors who are also our employees receive no additional compensation for their service on the Board. As described more fully below, director compensation is in the form of cash and, to align further the longer-term interests of the individual directors with those of our shareholders, equity, with the grant of a fully vested stock option with a ten-year term upon first joining the Board and annual grants of restricted stock vesting generally over two years.

The Corporate Governance Committee reviews director compensation annually. No changes to director compensation were made in 2012. In reaching decisions about director compensation, the Corporate Governance Committee has used publicly available professional compensation surveys, proxy data and the individual experience of the Committee members. To date, the Corporate Governance Committee has decided not to engage a compensation consultant with respect to director compensation.

Cash Compensation

The following table sets forth the cash compensation paid in 2012 and payable in 2013, to our non-employee directors.

	2012	2013(1)
Annual retainer for service on the:
Board	$20,000	$40,000
Audit Committee	$5,000	$10,000
Compensation Committee	$5,000	$5,000
Corporate Governance Committee	$5,000	$5,000
Strategic Technology Assessment Committee	$5,000	$5,000
Annual retainer for service as the Chair of the:
Board	$10,000	$25,000
Audit Committee	$10,000	$15,000
Compensation Committee	$7,500	$10,000
Corporate Governance Committee	$5,000	$5,000
Strategic Technology Assessment Committee	$5,000	$5,000
Per Board meeting fee	$1,500	—
Per Committee meeting fee	$1,250	—

(1)	In November 2012, our Board changed portions of the compensation paid to non-employee members of our Board effective as of January 1, 2013.

When the Board creates committees other than the standing committees identified above, the Board determines whether to extend the same committee fee structure to the members of such committees. We reimburse all expenses related to participation in meetings of the shareholders, Board and committees.

Equity Compensation

Stock Options.    Each non-employee director, upon his or her first appointment or election to the Board, is granted an option for 20,000 shares, vesting immediately, with an exercise price equal to the fair market value of our common stock on the date of such first appointment or election.

Restricted Stock Awards.    We currently grant to each continuing non-employee director elected by the shareholders restricted shares of common stock with a value equal to that director’s cash fees earned in the previous fiscal year. The per share value of shares granted is determined by using the fair market value of our common stock on the date of such election, which is the volume weighted average price on the date of grant. One-half of the shares vest approximately one year from date of grant and the balance vests approximately two years from the date of grant. Until the shares are vested, the shares are restricted against sale or transfer. The non-employee directors may vote and receive dividends on the restricted shares while the restrictions remain in place. The restricted shares vest in full if a non-employee director can no longer serve due to death or Disability or if, following a Change of Control, the non-employee director is removed from the Board or is not nominated to continue to serve as a director. The restricted shares are forfeited if, while unvested, a non-employee director resigns or retires from the Board (other than with the express approval of the Corporate Governance Committee), or is asked to leave the Board by the Corporate Governance Committee for Cause or is not nominated by the Board to continue as a director other than following a Change of Control.

For purposes of the director restricted stock agreements, the following definitions apply:

“Cause” means a good faith determination by the Board that: a director has willfully failed or refused in a material respect to follow reasonable policies or directives established by the Board, including the Corporate Governance Guidelines, or willfully failed to attend to material duties or obligations of the director’s office (other than any such failure resulting from the director’s incapacity due to physical or mental illness), which the director has failed to correct within a reasonable period following written notice to the director; there has been an act by the director involving wrongful misconduct that has a demonstrably adverse effect on or material damage to us or our subsidiaries, or that constitutes a misappropriation of our assets; the director has engaged in an unauthorized disclosure of our confidential information; or the director has materially breached his or her obligations under the restricted stock agreement or in another agreement with us.

“Change of Control” means: our shareholders approve a merger or consolidation of us with any other corporation (other than to change our state of incorporation or which does not affect a substantial change in ownership); or our shareholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets; the acquisition by any person or entity as “beneficial owner,” directly or indirectly, of securities representing 50% or more of the total voting power represented by our then-outstanding voting securities, except pursuant to a negotiated agreement with us and pursuant to which such securities are purchased from us; a majority of the Board in office at the beginning of any 36-month period is replaced during the course of such 36-month period (other than by voluntary resignation of individual directors in the ordinary course of business) and such placement was not initiated by the Board as constituted at the beginning of such 36-month period.

“Disability” means that, at the time a director’s employment is terminated, the director has been unable to perform the duties of the director’s position for a period of six consecutive months as a result of the director’s incapability due to physical or mental illness.

Stock Ownership Guidelines.

Our Board instituted the following stock ownership guidelines for non-employee directors:

•

Directors must maintain a holding of at least 15,000 shares of our common stock (excluding unexercised stock options and unvested restricted shares). The value of this number of shares of our common stock was equal to at least five (5) times the then-current annual retainer payable to our directors (excluding any additional fees paid for meeting attendance, chair positions or committee participation) as calculated at the time of adoption of this guideline and based upon the closing price per share of our common stock on December 31, 2010 (this amount is greater than five (5) times the current annual retainer payable to our directors based on the closing price per share of our common stock on December 31, 2012).

•

Each director has five years following the later of commencement of his or her service on our Board or the adoption of our stock ownership guidelines to satisfy the minimum share holdings of our stock ownership guidelines.

•	Directors may sell enough shares to cover the income tax liability when restricted shares vest.

Director Compensation for 2012

The following table sets forth information regarding compensation earned by our non-employee directors for the year ended December 31, 2012, even if paid in 2013. Mr. Ungaro is not included in this table as he is an employee and he receives no compensation for his service as a director. His compensation as an employee is shown in the Summary Compensation Table on page 39. Mr. Blake, who served on our Board through June 7, 2012, is not included in this table as he is a Named Executive Officer and his compensation as an employee and as a director is shown in the Summary Compensation Table on page 39. Dr. Banerjee is not included in this table as he was appointed to our Board effective as of May 1, 2013 and did not earn any compensation during 2012.

Name	Annual Retainer($)	Board and Committee Chair Fees($)	Meeting Fees($)	Total Cash Fees Earned($)	Stock Awards($) (1)(2)	Total($)
John B. Jones, Jr.	$31,277	$3,104	$29,000	$63,381	$42,894	$106,276
Stephen C. Kiely	$33,777	$15,000	$39,000	$87,777	$60,352	$148,130
Frank L. Lederman	$35,000	$7,500	$35,250	$77,750	$61,602	$139,352
Sally G. Narodick	$26,277	—	$24,000	$50,277	$39,154	$89,432
Daniel C. Regis	$31,277	$10,000	$35,250	$76,527	$60,352	$136,880
Stephen C. Richards	$30,000	—	$21,000	$51,000	$50,373	$101,373

(1)	Amounts in this column represent the fair value of the restricted stock awards granted on June 7, 2012, calculated by multiplying the market price of our common stock on the date of grants by the number of shares awarded disregarding any adjustments for estimated forfeitures. The amount any director realizes from these restricted stock awards, if any, will depend on the future market value of our common stock when these shares are sold, and there is no assurance that any director will realize amounts at or near the values shown. A more detailed discussion of the assumptions used in the valuation of stock awards made in year 2012 may be found in Note 2 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	The following table provides additional information about non-employee director equity awards, including the stock awards made to non-employee directors during 2012 and the number of stock options and shares of restricted stock held by each non-employee director on December 31, 2012:

Name	Restricted Shares Granted in 2012(a)	Stock Options Outstanding December 31, 2012	Restricted Stock Awards Outstanding December 31, 2012
John B. Jones, Jr.	3,877	—	7,480
Stephen C. Kiely	5,455	—	10,279
Frank L. Lederman	5,568	—	10,596
Sally G. Narodick	3,539	—	6,938
Daniel C. Regis	5,455	—	10,483
Stephen C. Richards	4,553	—	8,868

(a)	Pursuant to the policy described under “Equity Compensation — Restricted Stock Awards” above, on June 7, 2012, we granted to each non-employee director shares of restricted stock, half of which vest on June 7, 2013, and half of which vest on the earlier of June 7, 2014 and the date that is immediately prior to the date of our 2014 Annual Meeting of Shareholders.

EXECUTIVE OFFICERS

The following table lists our executive officers, who will serve in the capacities noted until their successors are duly appointed, and their respective ages as of April 11, 2013:

Name	Age	Position
Peter J. Ungaro	44	President and Chief Executive Officer
Brian C. Henry	56	Executive Vice President and Chief Financial Officer
William C. Blake	63	Senior Vice President and Chief Technology Officer
Barry C. Bolding	52	Vice President, Storage & Data Management and Corporate Marketing
Charles D. Fairchild	44	Vice President, Corporate Controller and Chief Accounting Officer
Geun-Bum (Daniel) Kim	50	Senior Vice President and General Manager, Cluster Solutions
Charles A. Morreale	51	Vice President, Field Operations
Arvind Parthasarathi	38	Senior Vice President and General Manager, YarcData
Michael C. Piraino	45	Vice President Administration, General Counsel and Corporate Secretary
Margaret A. Williams	54	Senior Vice President, High Performance Computing Systems

Peter J. Ungaro has served as Chief Executive Officer and as a member of our Board of Directors since August 2005 and as President since March 2005. From September 2004 until August 2005, Mr. Ungaro served as our Senior Vice President responsible for sales, marketing and services and from August 2003 until September 2004, he served as Vice President responsible for sales and marketing. He served as Vice President, Worldwide Deep Computing Sales for IBM Corporation from April 2003 to August 2003 and as Vice President, Worldwide HPC Sales, from February 1999 to April 2003. Mr. Ungaro also held a variety of other sales leadership positions at IBM beginning in 1991. Mr. Ungaro received a B.A. from Washington State University.

Brian C. Henry has served as Executive Vice President and Chief Financial Officer since May 2005. Mr. Henry is responsible for finance and accounting, manufacturing and supply chain. Mr. Henry previously served as Executive Vice President and Chief Financial Officer of Onyx Software Corporation, a full suite customer relationship management company, from 2001 to 2005. From 1999 to 2001 he was Executive Vice President and Chief Financial Officer of Lante Corporation, a public internet consulting company focused on e-markets and collaborative business models. From 1998 to 1999, Mr. Henry was Chief Operating Officer, Information Management Group, of Convergys Corporation, which was spun off from Cincinnati Bell Inc., a diversified service company, where Mr. Henry served as Executive Vice President and Chief Financial Officer from 1993 to 1998. From 1983 to 1993, he was with Mentor Graphics Corporation in key financial management roles, serving as Chief Financial Officer from 1986 to 1993. Prior to that, Mr. Henry worked at Deloitte & Touche LLP, an accounting and audit firm, as a Certified Public Accountant. Mr. Henry received a B.S. from Portland State University and an M.B.A. from Harvard University where he was a Baker Scholar.

William C. Blake has served as Senior Vice President and Chief Technology Officer since April 2012 and served on our Board of Directors from June 2006 to June 2012. Mr. Blake is responsible for defining the integrated infrastructure that will drive Cray’s next generation of supercomputers and solutions. Mr. Blake has been involved in the high performance computing industry for three decades. Until January 2011, he served as General Manager of Parallel Computing Platforms in Microsoft Corporation’s technical computing group. Prior to its acquisition by Microsoft, Mr. Blake was President and Chief Executive Officer of Interactive Supercomputing, Inc. which developed and sold an interactive parallel computing platform that extended existing desktop simulation tools for parallel computing on a spectrum of computing architectures. Before assuming this position in January 2007, he served as Senior Vice President, Product Development of Netezza Corporation, which develops, markets and sells data warehouse appliances. Prior to that, he held key management positions with Compaq Computer Corporation and Digital Equipment Corporation. Mr. Blake is a former member of the board of directors of TotalView Technologies, Inc., Terascala, Inc., Cluster File Systems, Inc., and Unlimited Scale, Inc. and is a member of the Institute of Electrical and Electronics Engineers and the Association for Computing Machinery. He received a B.S.E.E. from the Lowell Technological Institute.

Barry C. Bolding became our Vice President, Storage & Data Management and Corporate Marketing in September 2011. Dr. Bolding oversees our storage solutions business and corporate marketing. From May 2010 until November 2011, Dr. Bolding served as Vice President, Cray Products Group and Corporate Marketing, overseeing product management, applications, benchmarking and corporate and product marketing for Cray’s entire range of high performance computing solutions. From January 2009 to May 2010, he served as our Vice President of the Scalable Systems Business Unit. Prior to January 2009, Dr. Bolding was Cray’s Director of Product Marketing where he analyzed future products and developed long-term strategies. Over the course of his career, Dr. Bolding has worked with key customers in government, academia and commercial markets and held positions as a scientist, applications specialist, systems architect and presales product and marketing manager. He first joined Cray Research, Inc. in 1992 and held subsequent positions with Network Computing Services and IBM. Dr. Bolding received a B.S. in chemistry from the University of California at Davis and a Ph.D. in chemical physics from Stanford University.

Charles D. Fairchild has served as Vice President, Corporate Controller and Chief Accounting Officer since May 2010. Mr. Fairchild previously served as Chief Financial Officer of Radiant Research, Inc., a clinical research and development company, and spent 14 years at Deloitte & Touche LLP. Mr. Fairchild received a B.A. in business administration and an M.B.A. from the University of Washington.

Geun-Bum (Daniel) Kim serves as Senior Vice President and General Manager, Cluster Solutions. Mr. Kim joined Cray in November 2012, bringing more than 20 years of business and engineering experience. He formerly held the dual role of President and Chief Executive Officer of Appro International, Inc., a company he founded in May 1991 as a contract manufacturer. By 1998, Mr. Kim expanded Appro to become one of the largest vendors of original equipment manufacturer high performance computing systems in the United States, and in 2000 he repositioned Appro to design and sell Appro’s own line of branded high performance servers and clusters. In 2007, Mr. Kim established Appro’s direction to deliver only supercomputing solutions. Mr. Kim holds an M.B.A. from the University of Missouri, Kansas City and a Business Administration degree from Sogang University in Korea.

Charles A. Morreale became our Vice President, Field Operations in September 2011. Mr. Morreale is responsible for customer facing organizations around the world including sales and presales, service, benchmarking and special purpose systems. Prior to such appointment, Mr. Morreale served as our Vice President Custom Engineering responsible for custom engineering. Prior to that, he served as our Vice President responsible for central and field service and benchmarking organizations from April 2005 through January 2009, and, from March 2004 until April 2005, as Director of Worldwide Sales Support. From 2001 to 2004, he was an HPC Sales Executive at IBM and was responsible for worldwide HPC sales activities in the life sciences segment. From 1984 to 2001, he held a variety of positions at Cray Research, Inc. and Silicon Graphics, Inc., starting as a programmer analyst and ending as the Northeast Territory Sales Account Manager. He received a B.S. from The College of New Jersey.

Arvind Parthasarathi has served as Senior Vice President and General Manager, YarcData, a division of Cray Inc., since February 2012. From February 2005 to February 2012, he served in several roles with Informatica Corporation, a provider of enterprise data integration and data quality software and services, where he most recently served as Senior Vice President and General Manager of the Master Data Management business unit, in which he led a global team delivering business-focused data management solutions for life sciences, financial services, retail, manufacturing, and healthcare companies as well as government agencies. From August 2007 to January 2010, he served as Informatica’s Vice President of Product Management for data quality products, and from March 2006 to April 2007, he was Senior Director responsible for data migration and data integration solutions. Mr. Parthasarathi was previously Director of Product Management at i2 Technologies, Inc., a provider of supply chain management solutions. Mr. Parthasarathi received a bachelor’s degree in computer science from the Indian Institute of Technology and a master’s degree in computer science from the Massachusetts Institute of Technology.

Michael C. Piraino has served as Vice President Administration, General Counsel and Corporate Secretary since September 2011. Mr. Piraino is responsible for legal, human resources, information technology, facilities and government programs. From October 2009 to September 2011, he served as Vice President, General Counsel and Corporate Secretary and was responsible for legal and from August 2010 to November 2011, he was responsible for human resources as well. From October 2007 to September 2009, he was an attorney at Fenwick & West LLP (and a predecessor firm), where his practice focused on corporate finance and securities. From October 2006 to June 2007, Mr. Piraino served with the Exbiblio family of technology companies in various positions, including Chief Executive Officer. From May 1999 to October 2006, he was at WatchGuard Technologies, Inc., a provider of network security solutions, in various roles, including Vice President, General Counsel and Secretary. From October 1995 to May 1999 he was an attorney at Perkins Coie LLP, a law firm. Mr. Piraino began his career as a propulsion engineer at The Boeing Company. He received a B.S. in aeronautical and astronautical engineering from Purdue University and a J.D., magna cum laude, from the Seattle University School of Law.

Margaret A. (Peg) Williams became our Senior Vice, President High Performance Computing Systems in September 2011. Dr. Williams is responsible for our high performance computing systems software and hardware research and development efforts, product management and product marketing. Prior to such appointment, Dr. Williams served as our Senior Vice President of Research & Development responsible for our software and hardware research and development efforts, including our current and future products and projects. Dr. Williams joined us in May 2005. From 1997 through 2005, she held various positions with IBM, including Vice President of Database Technology and Director and Vice President of HPC Software and AIX Development. She also led the user support team at the Maui High Performance Computing Center, a research and development center, from 1993 through 1996. From 1987 through 1993, Dr. Williams held various positions in high-performance computing software development at IBM. Dr. Williams received a B.S. in mathematics and physics from Ursinus College and an M.S. in mathematics and a Ph.D. in applied mathematics from Lehigh University.

COMPENSATION OF THE EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following discussion describes the material elements of compensation for 2012 for our executive officers identified in the “Summary Compensation Table” below (the “Named Executive Officers”).

This discussion covers 2012 corporate performance, our compensation philosophy and objectives for 2012, the components of our compensation program and the process we followed in determining executive compensation for 2012. It also presents a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of the Named Executive Officers for 2012.

2012 Corporate Performance

We believe it is critical to Cray’s short and long term success that our compensation policies, plans and programs be closely correlated with our corporate performance. The following are three areas of corporate performance we evaluated in connection with determining our Named Executive Officers’ total compensation in 2012.

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Revenue.    Revenue increased from $236.0 million in 2011 to $421.0 million in 2012. As further described below, the achievement of a predetermined revenue goal from certain of our key initiatives was a significant factor in determining the target and actual total compensation of our Named Executive Officers in 2012. Although we did not use a predetermined total revenue goal as an actual component for determining target and actual total compensation for our Named Executive Officers, total revenue remains a critical corporate goal.

•

Adjusted Operating Income.    We utilize the achievement of a specified level of Adjusted Operating Income as a significant component for determining target and actual total compensation because we believe it rewards growing revenues, controlling expenses and increasing gross profit contributions, in furtherance of our goal of sustained profitability. Adjusted Operating Income was $31.4 million in 2012 (which, among other things, excludes a $139.1 million gain on the sale of our interconnect hardware development program to Intel and certain acquisition-related costs) up from $3.6 million in 2011.

•

Positive Net Income.    We reported net income of $161.2 million or $4.42 per share in 2012, which includes a $139.1 million pre-tax gain in connection with the sale to Intel of certain intellectual property and other assets related to the research and development of hardware network interconnect technologies. Net income in 2012 exceeded that of 2011, which was $14.3 million or $0.41 per share in 2011. Although we do not use a predetermined net income goal as an actual component for determining target and actual total compensation for our Named Executive Officers, we believe profitability is a critical corporate goal.

Summary of Compensation Discussion and Analysis

•

Philosophy and Objectives.    We offer technology-differentiated products and services that require a highly educated, specialized and sought-after workforce and that often involve long development cycles. In light of these challenges, our compensation philosophy is to establish and effectively implement policies, plans and programs designed to attract, retain and motivate the workforce required for us to achieve our performance goals, including strategic, tactical and financial ones, and to create long-term value for our shareholders.

•	Compensation Components and Purposes. The major elements of our compensation programs are:

•	Base Salaries — To provide fixed compensation to attract and retain the best employees at all levels;

•	Short-Term Incentives — To motivate and reward achievement of, and significant progress related to, our critical performance goals, including tactical, strategic and financial goals;

•	Long-Term Incentives — To encourage recipients to focus on creating long-term shareholder value and to provide a significant retention incentive;

•	Employee Benefits — To meet the health and welfare needs of our employees and their dependents; and

•

Severance Policy and Change of Control Agreements — To attract and retain officers and to encourage them to remain focused and engaged in the event of rumored or actual fundamental corporate changes and during any corporate transition.

•

The Executive Compensation Process.    The Compensation Committee determines base salary, the level of target awards under our annual cash incentive plan, including the “balanced scorecard” goals and objectives described below, and the number and type of equity grants to be awarded under our long-term equity incentive plans for our senior officers during the year. In making these determinations, the Compensation Committee considers our corporate goals, business plan and objectives for the year, reviews analyses from our then-serving independent compensation consultants, Compensia, and, effective in July 2012, Mercer, and consults with our Chief Executive Officer, when appropriate. For its 2012 compensation decisions, the Compensation Committee considered the Compensia and Mercer analyses described below to contextualize our overall total compensation approach and general market competitiveness. The Compensation Committee also analyzed compensation payable by companies that we consider to be in our peer group and by other companies with which we generally compete for hiring executives. The Compensation Committee also considered the roles, responsibilities and specialized expertise of the Named Executive Officers, including our Chief Executive Officer and that competition for our Named Executive Officers generally comes from much larger companies with significantly greater resources.

•	Analyses of 2012 Compensation Determinations.

•

Overview — Total Target Compensation — Given our operational and financial performance in 2011 and earlier, and in light of the Compensia and Mercer analyses and other factors described in this Proxy Statement, the Compensation Committee:

•	Maintained base salaries for Named Executive Officers who were employees of Cray in 2011 (except for Dr. Williams) at levels that were originally set in 2009;

•

Increased the target bonus awards (as a percentage of base salary) for two of our Named Executive Officers under the balanced scorecard component of our annual cash incentive plan from 2011 levels, which target awards had not been changed since 2006; and

•	Granted long-term equity awards in the form of stock options and restricted stock to each Named Executive Officer.

•

Base Salary — In light of the increases in base salary that were implemented in 2009, the Compensation Committee considered the current base salaries of our Named Executive Officers to be appropriate, with the exception of Dr. Williams, whose base salary was increased by $10,000 to recognize growth in her organizational management responsibilities, her individual performance and the placement of her existing base salary relative to the market median.

•

Annual Cash Incentive Compensation Plan — For 2012, the annual cash incentive plan for our senior officers, including all Named Executive Officers, utilized a balanced scorecard, which was based on quantitative financial and qualitative operational goals, consistent with prior years. Our 2012 annual cash incentive plan for our senior officers included a 25%, 65%, 100%, 150% and 200% level percentage attainment for 2012 Adjusted Operating Income. If the minimum 25% threshold attainment is not met, then the attainment for that particular goal is 0% and, notwithstanding the 200% maximum percentage attainment target for a particular goal, the maximum aggregate balanced scorecard percentage payout was capped at 150%. In 2012, Cray achieved approximately 169% of its 2012 Adjusted Operating Income goal, 128% of its Initiatives Revenue goal and 200% of its Win 2012 and

2013 Research and Development and Custom Engineering Contracts goal, each of which is described in greater detail below. Considering these achievements together with each Named Executive Officer’s attainment of their unique Leadership Goals, all Named Executive Officers achieved a payout that was capped at 150% of their respective target awards.

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Long-Term Equity Awards — To provide longer-term performance and retention incentives, we generally grant stock options with ten-year terms and four-year vesting schedules, with exercise prices equal to 100% of grant date fair market value (determined by the most recent closing price for our common stock prior to the date of grant). We also grant restricted stock with vesting dependent on continued employment, generally with four-year vesting schedules. One of our Named Executive Officers, Mr. Parthasarathi, our Senior Vice President and General Manager, YarcData, also received an award of performance-based restricted stock. This award will vest, if at all, only upon the achievement of certain operational and strategic performance criteria exclusively related to the operation of our YarcData business or upon a change of control of Cray with the amount vesting as a result of a change of control dependent on the gross proceeds received by Cray shareholders. The gross proceed levels will be set at the time of grant with an objective of increasing the reward to the extent that the YarcData business likely contributed materially to the amount of gross proceeds received by shareholders (such awards, the “YarcData Restricted Stock Awards”). The YarcData Restricted Stock Awards will expire completely if the operational and strategic performance vesting criteria are not satisfied by the calendar day immediately following that date on which Cray files its Form 10-K with the SEC for the fiscal year ended December 31, 2016.

Philosophy and Objectives

We offer technology-differentiated products and services that require a highly educated, specialized and sought-after workforce and often involve long development cycles. In light of these challenges, our compensation philosophy is to establish and effectively implement policies, plans and programs designed to attract, retain and motivate the workforce required for us to achieve our strategic as well as tactical goals and create long-term value for our shareholders. To assist in these efforts, our compensation program has the following objectives:

•	To provide effective compensation and benefit programs that are competitive both within our industry and with other relevant organizations with which we compete for employees;

•

To encourage and reward behaviors that ultimately contribute to the achievement of organizational goals that increase long-term shareholder value without encouraging unbalanced short-term focus or inappropriate risk taking, thus fostering an innovative, high-performance culture;

•	To align the interests of employees with the long-term interests of our shareholders; and
•	To provide a work environment that promotes integrity, innovation and excellence, teamwork and respect for the individual.

Compensation Program Components and Purposes

We believe the components of our compensation program described below provide an appropriate mix of fixed and variable pay, balance incentives for short-term operational performance with long-term increases in shareholder value, reinforce an innovative, high-performance culture and encourage recruitment and retention of our employees and officers. As employees assume greater levels of responsibility, an increasing proportion of their compensation is linked to performance. We review our compensation program periodically and make adjustments as needed or appropriate to meet our objectives. We have described below the principal components of our compensation program and the purpose of each component.

•	Base Salaries — To provide fixed compensation to attract and retain the best employees at all levels

•

Base pay opportunities for all positions are determined based on appropriate competitive reference points from salary surveys and other sources, internal responsibilities and each employee’s experience, qualifications, performance and potential impact within our organization.

•	Short-Term Incentives — To motivate and reward achievement of and significant progress related to critical, tactical, strategic and financial goals

•

Consistent with competitive practices, virtually all employees should have a portion of targeted total compensation at risk, contingent on performance relative to corporate, team and individual objectives. Employees should share in rewards when mutual efforts contribute to outstanding overall results.

•	Long-Term Incentives — To encourage recipients to focus on creating long-term shareholder value and to provide a significant retention incentive in the face of retention challenges

•

Key decision-makers should have a meaningful portion of their total compensation opportunity linked to our success in or progress towards meeting our long-term objectives and increasing shareholder value.

•	Significant retention incentives are necessary to retain highly educated, specialized and sought-after leaders, particularly in competition with companies with significantly greater resources.

•

Option grants encourage recipients to focus on performance and initiatives that should lead to an increase in the market price of our common stock, which benefits our shareholders; and when the market price for the underlying common stock is higher than the exercise prices of stock options that are not fully vested, those options provide a retention incentive.

•	Employee Benefits — To meet the health and welfare needs of our employees and their dependents

•

We assist employees in meeting important needs such as retirement income, affordable health care, survivor income, disability income, paid vacation and other needs through company-sponsored programs that promote good health and financial security and provide employees with reasonable flexibility in meeting their individual needs.

•

We do not provide to the Named Executive Officers or our other senior officers any deferred compensation or special retirement or pension plans nor any benefits or perquisites that are not available to our employees generally.

•

Severance Policy and Change of Control Agreements — To attract and retain officers and to encourage officers to remain focused and engaged in the event of rumored or actual fundamental corporate changes and during any corporate transition

•	We provide continuation of compensation and benefits to certain officers if they are terminated without Cause or resign for Good Reason, as those terms are defined in our policies and agreements.

The Executive Compensation Process

Role and Authority of the Compensation Committee

The current members of the Compensation Committee are Frank L. Lederman (Chair), John B. Jones, Jr., Stephen C. Kiely and Stephen C. Richards. The Compensation Committee and the Board have determined that each individual who served on the Compensation Committee in 2012 and each current member of the Compensation Committee is “independent,” as that term is defined in Nasdaq rules and regulations, and an “outside director” within the meaning of Section 162(m) of the IRC and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. During 2012, the Compensation Committee met in person or by telephone seven times.

The Compensation Committee assists our Board in fulfilling its responsibilities for the oversight of our compensation policies, plans and benefit programs, the compensation of our Chief Executive Officer and other senior officers, and the administration of our equity compensation plans. After reviewing competitive market data, expectations for the position, our corporate goals, business plan and objectives for the year and our prior performance, the Compensation Committee determines base salary, the level of target awards under our annual cash incentive plan, including the balanced scorecard goals and objectives, and the number and type of equity grants to be awarded under our long-term equity incentive plans for our senior officers during that year. The Compensation Committee has the authority to determine the annual compensation for our senior officers, subject to any approval by the full Board which the Compensation Committee or legal counsel determines to be desirable or that is required by applicable law or the listing standards of the Nasdaq.

The Compensation Committee also: determines the policy for awarding stock options and/or restricted stock grants to other new hires; works with the Board in overseeing the Cray 401(k) Plan; periodically reviews Cray’s staffing, including open positions and turnover; receives reports on Cray’s health and safety records and any equal employment opportunity claims, investigations and reports; and considers Cray’s medical and other health benefits, including potential changes and enhancements, from both a cost and a competitive perspective.

Role of the Chief Executive Officer and Management

The Compensation Committee confers regularly with Mr. Ungaro, our Chief Executive Officer, and other senior officers and members of our Human Resources department regarding the structure and effectiveness of our compensation plans and proposals for changes to our compensation programs. As members of our Board, Compensation Committee members obtain information regarding our tactical and strategic objectives, goals, operational and financial results, our annual financial plan and the outlook regarding our future performance. The Compensation Committee meets two times each year with Mr. Ungaro to review his performance and his evaluation of the performance of other senior officers and annually to review his recommendations for the compensation of the other senior officers, including the other Named Executive Officers. Mr. Ungaro’s recommendations cover base salary, the structure of the annual cash incentive plan, including target awards and performance goals and objectives for each senior officer and the level and form of equity grants.

Role of Compensation Consultants

The compensation firms of Compensia, through July 2012, and, commencing in July 2012, Mercer were retained by the Compensation Committee to review our compensation programs for senior officers, advise the Compensation Committee regarding total compensation philosophy, define the applicable market and conduct benchmarking analyses and provide continuing insight into and education on executive compensation trends and practices. The Compensation Committee actively seeks an independent broad view of current compensation levels, practices and programs, particularly in the high-technology industry. Each of Compensia and Mercer reported directly to the Compensation Committee and have not performed any services for our management either prior to or since engagement by the Compensation Committee. The Compensation Committee confirmed that each of Compensia and Mercer was an independent compensation advisor to the Compensation Committee and that their respective engagements did not present any conflicts of interest.

Benchmarking and Other Factors

For its 2012 compensation decisions, the Compensation Committee considered the compensation consultants’ recommendations to contextualize the overall total compensation approach and general market competitiveness. The Compensation Committee also relied on data from the 2011 Radford Executive Compensation Survey to estimate market values for the components of total direct compensation.

As in previous years, the Compensation Committee, in making specific decisions regarding each Named Executive Officer’s compensation, also considered Mr. Ungaro’s recommendations described above regarding our other senior officers and factors such as the internal and external relative parity among senior management, the experience and performance of individual officers, their current compensation levels, their potential impact within Cray and the reasonableness of the officer’s compensation in light of our compensation objectives and our operational and financial performance. Historically, we have had a relatively flat salary structure for our senior officers, with the significant differences in total compensation among the senior officers reflected in short-term cash and long-term equity incentive awards. This approach helps us manage our fixed costs and yet provides the potential for higher compensation levels based on performance-dependent, short and long-term incentives.

The Compensation Committee recognized that competition for most of our Named Executive Officers, including Mr. Ungaro, generally comes from much larger companies with significantly greater resources, whether in the high-performance computing industry or other technology companies, for which directly comparable compensation information may not be publicly available. The Compensation Committee also believes that for technical and engineering positions, there are less consistently defined positions across technology companies so that the survey and peer group compensation information is less directly applicable to them. Each of these officers has significant high-performance computing experience and achievements and roles not reflected in general survey and peer group analyses. The Compensation Committee also supplemented the specific compensation information provided by its compensation consultants with its collective experience, judgment and trending assumptions to establish the 2012 compensation for the Named Executive Officers and other senior officers.

Results of the 2012 Say on Pay Vote

The Compensation Committee considered the results of our 2012 say on pay vote that reflected the strong support for our compensation practices and decided to continue our existing compensation policies and practices. At the 2011 annual shareholders meeting, the shareholders voted, on an advisory basis, to approve the Board’s recommendation that future advisory votes on our executive compensation be held every year and we have determined to follow the shareholder vote and hold an advisory vote on our executive compensation every year.

2012 Compensation Determinations

Overview — Total Target Compensation

The Compensation Committee has adopted a total target compensation approach for our Named Executive Officers and other senior officers that framed its decisions covering:

•	Base salary;

•	Target awards under our annual cash incentive plan; and

•	Long-term equity grants of stock options and restricted stock.

Given our operational and financial performance in 2011 and earlier and in light of the compensation consultant analyses and other factors described in this Proxy Statement, the Compensation Committee:

•	Maintained base salaries for our Named Executive Officers who were employees of Cray in 2011 (except for Dr. Williams) at levels that were originally set in 2009;

•

Increased the target bonus awards (as a percentage of base salary) for two of our Named Executive Officers under the balanced scorecard component of our annual cash incentive plan from 2011 levels, which target awards had not been changed since 2006; and

•	Granted long-term equity awards in the form of stock options and restricted stock to each Named Executive Officer.

As a result of these decisions, approximately 68% to 87% of the total 2012 target compensation for our Named Executive Officers was performance-based and reliant on organizational and individual performance.

The Compensation Committee believes that the overall structure of the compensation for the Named Executive Officers is in furtherance of our compensation philosophy and objectives in providing, within our means and for our industry, competitive total target compensation with sufficient base salaries coupled with a significant proportion of the total target compensation based on performance and at risk, including a meaningful proportion that is equity-based, to align the officers’ interests with those of our shareholders and provide a strong retention and performance incentive.

Base Salary

The Compensation Committee uses a salary structure based on market data as a tool to estimate competitive base salaries. The positions are first placed in a band in the salary structure based on competitive market data. With Mr. Ungaro’s assistance, each executive officer (except for Mr. Ungaro himself) is assigned a position in that range of the salary band according to experience, qualifications, performance and the particular impact the role can have within Cray. The base salary associated with the assigned location of the position in the salary band is considered an estimate of competitive market value. Actual salaries of Named Executive Officers average slightly below the estimated market value of the position derived by using the salary structure tool based on competitive market data.

Based on this and in light of increases in base salary that were implemented in 2009, the Compensation Committee considered the current base salaries of our Named Executive Officers to be appropriate, with the exception of Dr. Williams, whose base salary was increased by $10,000 to recognize growth in her organizational management responsibilities, her individual performance and the placement of her existing base salary relative to the market median. Messrs. Blake and Parthasarathi joined our management team during 2012 and each of their base salaries were determined as part of the negotiation of their respective total compensation packages, which involved an analysis of the compensation payable by companies that we consider to be in our peer group and by other companies and business opportunities that were competing for their services.

Annual Cash Incentive Compensation Plan

Our annual cash incentive plan is an important element of the compensation program for all of our employees, including the Named Executive Officers. This annual cash incentive plan provides performance-based cash incentives based on our performance and individual performance against specific targets, with the purpose of motivating and rewarding achievement of our critical, tactical, strategic and financial goals. For 2012, the annual cash incentive plan for our senior officers, including all Named Executive Officers, was based on a balanced scorecard award plan, which in turn was based on quantitative financial and qualitative operational goals, consistent with 2011. These awards were payable only if the specified performance objectives were achieved.

Based on benchmarking data, the target awards as a percentage of base salary for Messrs. Ungaro and Blake and Dr. Williams were above the 75th percentile of our peer group and for Messrs. Henry and Parthasarathi were between the 50th and 75th percentiles of our peer group. The Compensation Committee believes that these comparisons with the market data were not sufficient to determine appropriate compensation for our Named Executive Officers, who must lead us in competition against much larger companies such as IBM, EMC, Microsoft and Hewlett-Packard. Further, the Compensation Committee considers our Named Executive Officers’ base salaries to be comparably low, based on their respective experience, qualifications and performance, which has the effect of distorting comparisons to market data based on a percentage of base salary. Additionally, the Compensation Committee wants a greater proportion of the Named Executive Officers’ compensation to be at risk and based on performance, thus emphasizing the incentive nature of his or her compensation, and the Compensation Committee also believes that the incentive plan targets contained rigorous thresholds that must be met before the target awards could be earned, which thresholds had prevented incentive plans awards being paid in previous years.

Annual Cash Incentive Compensation Targets

The following table shows the 2012 target award amount for each Named Executive Officer regarding our annual cash incentive plan:

Named Executive Officers	Title	Target Award As % of Base Salary
Peter J. Ungaro	President and Chief Executive Officer	150%
Brian C. Henry	Executive Vice President and Chief Financial Officer	65%
William C. Blake	Senior Vice President and Chief Technology Officer	65%
Arvind Parthasarathi	Senior Vice President and General Manager, YarcData	65%
Margaret A. Williams	Senior Vice President, High Performance Computing Systems	65%

Balanced Scorecard Awards

The following is a description of the balanced scorecard components and goals for our Named Executive Officers:

General Conditions. The minimum percentage achievement for each balanced scorecard goal was 25% (at the “Threshold” target — below the Threshold target achievement was set at 0%) and the maximum was 200% (at the “Maximum” target). Subject to the caps described below, the achievement for each balanced scorecard goal was added based on the weighting of that particular goal for the individual to determine an overall balanced scorecard percentage payout. Without achieving positive Adjusted Operating Income, there would be no payouts under the annual cash incentive plan. Notwithstanding the maximum 200% maximum percentage attainment target for a particular goal, the maximum aggregate balanced scorecard percentage payout was capped at 150%.

Balanced Scorecard Goals. In setting 2012 performance goals for the annual cash incentive plan, the Compensation Committee set performance goals with varied weighting for each Named Executive Officer, depending on their areas of responsibility and the factors on which they have the most influence. Each Named Executive Officer had the following quantitative financial goals for 2012, for the following reasons:

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Initiatives Revenue (defined as revenue from sales in the technical enterprise market segment and from our storage & data management and YarcData businesses) to emphasize the importance of improving our overall financial performance by expanding our addressable market in areas where we can leverage our experience and technology.

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Adjusted Operating Income (defined as our reported operating income after adding back any non-cash accounting changes, acquisition or disposal impacts, including the sale of our interconnect hardware development program to Intel, and restructuring changes or impairment costs) to reward both controlling expenses and increasing gross profit contributions toward our goal of sustained profitability.

•

Win 2012 and 2013 Research and Development and Custom Engineering Contracts to emphasize the importance of securing third party funding for future development projects and monetizing our intellectual property outside of product sales and our engineering and technical expertise.

With respect to the Initiatives Revenue goal, the minimum goal, or 25% attainment, was $45 million, the target goal, or 100% attainment, was $60 million, the stretch goal, or 150% attainment, was $75 million and the maximum goal, or 200% attainment, was $85 million. With respect to the Adjusted Operating Income goal, the minimum goal, or 25% attainment, was $6 million, the target goal, or 100% attainment, was $19 million, the stretch goal, or 150% attainment, was $28 million and the maximum goal, or 200% attainment, was $37 million. With respect to the Win 2012 and 2013 Research and Development and Custom Engineering Contracts goal, the minimum goal, or 25% attainment, was $10 million, the target goal, or 100% attainment, was $25 million, the stretch goal, or 150% attainment, was $35 million and the maximum goal, or 200% attainment was $50 million.

In addition to the quantitative financial goals, each Named Executive Officer had his or her own leadership goals, which are described in more detail below. With respect to the leadership goals, the minimum goal, or 25% attainment, was Meets Some Expectations, the target goal, or 100% attainment, was Fully Meets / Sometimes Exceeds Expectations, the stretch goal, or 150% attainment, was Exceeds Expectations and the maximum goal, or 200% attainment, was Dramatically Exceeds Expectations.

If actual results fell between the specified levels but above the minimum threshold goal, a resulting percentage could, at the discretion of the Compensation Committee, be interpolated.

Individual Balanced Scorecards. The 2012 scorecards for each Named Executive Officer are described below:

Peter J. Ungaro — Mr. Ungaro’s scorecard was weighted 25% for Initiatives Revenue, 50% for Adjusted Operating Income, 15% for Win 2012 and 2013 Research and Development and Custom Engineering Contracts and 10% for leadership goals. Mr. Ungaro’s leadership category included strategy development and execution goals, which included winning a role in a governmental program, completion of key contracts, strategic hires and continued compliance with applicable governmental rules and regulations.

Brian C. Henry — Mr. Henry’s scorecard was weighted 25% for Initiatives Revenue, 50% for Adjusted Operating Income, 15% for Win 2012 and 2013 Research and Development and Custom Engineering Contracts and 10% for leadership goals. Mr. Henry’s leadership goals included goals relating to product acceptances and logistical readiness, achievement of specified tactical objectives, improved financial forecasting, implementation of financial tools and continued compliance with applicable governmental rules and regulations.

William C. Blake — Mr. Blake’s scorecard was weighted 20% for Initiatives Revenue, 10% for Win 2012 and 2013 Research and Development and Custom Engineering Contracts, 50% for Adjusted Operating Income and 20% for leadership goals. Mr. Blake’s leadership goals included achievement of various departmental projects related to specific development goals, improved product planning processes and serving as an internal and external leader in his areas of expertise.

Arvind Parthasarathi — Mr. Parthasarathi’s scorecard was weighted 20% for Initiatives Revenue, 50% for Adjusted Operating Income, 10% for Win 2012 and 2013 Research and Development and Custom Engineering Contracts and 20% for leadership goals. Mr. Parthasarathi’s leadership goals included goals relating to development of customers and a sales pipeline, product development, strategic hires, development of the YarcData business unit and continued compliance with applicable governmental rules and regulations.

Margaret A. Williams — Dr. Williams’ scorecard was weighted 20% for Initiatives Revenue, 50% for Adjusted Operating Income, 10% for Win 2012 and 2013 Research and Development and Custom Engineering Contracts and 20% for leadership goals. Dr. Williams’ leadership goals included goals relating to product acceptances and deliveries, completion of key contracts, specific development goals and continued compliance with applicable governmental rules and regulations.

For 2012, the percentage achievement for Initiatives Revenue was determined to be 128%, the percentage achievement for Adjusted Operating Revenue was determined to be 169%, the percentage achievement for Win 2012 and 2013 Research and Development and Custom Engineering Contracts was determined to be 200%, and it was determined that each of Messrs. Ungaro, Henry and Parthasarathi and Dr. Williams attained 150% of their respective leadership goals under the 2012 cash incentive plan and Mr. Blake attained 125% of his leadership goals under the 2012 cash incentive plan. Under the 2012 cash incentive plan, each NEO’s total payout was capped at 150% of their respective target awards even though their calculated total attainment was higher than 150%.

Difficulty of Performance and Net Income Targets

We believe that the Compensation Committee and the Board have historically set performance targets for our annual cash incentive plan that are achievable, but require significant effort to be met, with annual incentive awards at target being at substantial risk and incentive awards above target being very difficult to realize. In the past seven years, we paid no cash incentive awards for 2005 or 2007, paid at-target awards for 2006, paid above-target awards for 2008 and 2012 and paid below-target awards for 2009, 2010 and 2011.

Discretionary Bonuses

Our Compensation Committee may award discretionary bonuses to, among other things, incentivize new hires, encourage retention of executives and reward individuals or groups of individuals who make exceptional contributions to Cray. Mr. Parthasarathi received a discretionary bonus in the form of a one-time signing bonus awarded at the time he joined Cray, which was a component of his overall compensation package. Dr. Williams was awarded a discretionary bonus in recognition of her exceptional contributions to Cray in connection with the sale of our interconnect hardware development program to Intel.

Long-Term Equity Awards

We grant stock options and restricted stock for certain new hires, principally for senior manager and officer positions and generally on an annual basis as part of the total target compensation plan for the Named Executive Officers and other senior officers. In accordance with our compensation philosophy and objectives described above, these grants are designed to:

•	Align the interest of recipients with our shareholders;

•	Motivate and reward recipients to increase shareholder value over the long-term;

•	Provide a significant proportion of their total target compensation at risk subject to future performance; and

•	Provide a retention incentive.

As noted earlier, in the past several years we have recruited a number of key senior officers and through that process have learned that the available talent pool in our industry is limited and that candidates and our officers have significant other opportunities. Given these circumstances, the Compensation Committee has emphasized the retention nature of equity awards to keep our senior management team in place.

Time-Based Equity Awards

To provide longer-term performance and retention incentives, we generally grant stock options with ten-year terms and four-year vesting schedules, with exercise prices equal to 100% of grant date fair market value (determined by the most recent closing price for our common stock prior to the date of grant). As financial gain from stock options depends on increases in the market price for our common stock after the date of grant, we believe option grants encourage recipients to focus on performance and initiatives that should lead to an increase in the market price of our common stock, which benefits all of our shareholders. In addition, when the market price for the underlying common stock is higher than the exercise prices of stock options that are not fully vested, those options provide a retention incentive. Stock options, however, represent a high-risk and potential high-return component, as the realizable value, and consequently the retention incentive, of each option can fall to zero if the market price for the underlying common stock falls below the exercise price.

We grant restricted stock with vesting dependent on continued employment, generally with four-year vesting schedules, with one quarter of the granted shares vesting each year. Awards of restricted stock are designed to increase each recipient’s ownership of our common stock, thereby aligning their interests with shareholders and, with a longer-term vesting schedule, to provide a significant long-term retention incentive.

Performance-Based Equity Awards

To provide specific performance incentives with respect to the development of our YarcData business, some of our employees, including Mr. Parthasarathi, our Senior Vice President and General Manager, YarcData, were granted YarcData Restricted Stock Awards. These awards of restricted stock vest, if at all, only upon the achievement of certain operational and strategic performance criteria exclusively related to the operation of our YarcData business or upon a change of control of Cray. The amount that would vest as a result of a change of control would depend on the gross proceeds received by Cray shareholders. The gross proceed levels would be set at the time of grant with an objective of increasing the reward to the extent that the YarcData business likely contributed materially to the amount of gross proceeds received by shareholders. We currently believe that achieving such operational and strategic performance criteria will be very difficult, even when considered over a multi-year time horizon. The YarcData Restricted Stock Awards do not provide for any time-based vesting and the value that such employee, including Mr. Parthasarathi, will receive, if any, is contingent solely upon the achievement of the performance criteria. The YarcData Restricted Stock Awards will expire completely if the operational and strategic performance vesting criteria are not satisfied by the calendar day immediately following that date on which Cray files its Form 10-K with the SEC for the fiscal year ended December 31, 2016.

Target Total Equity Awards

Our compensation consultants provided market data estimating the total long-term incentive values expressed as multiples of base salaries for each of the positions. Making 2012 individual equity grants involved considerations of the contribution the officer has made to our overall performance, the officer’s potential performance and contribution and retirement plans, the current stock ownership of the officer, the extent and frequency of prior option grants and restricted stock awards, the officer’s unvested stock option and restricted stock position and the remaining duration of the outstanding options. When considering Mr. Parthasarathi’s total target equity awards for 2012, given the contingency and difficulty of achievement, the Compensation Committee significantly discounted the value of Mr. Parthasarathi’s YarcData Restricted Stock Award. Additionally, since Mr. Blake only received an initial new hire equity award during 2012, the size of which was determined as part of the negotiation of his total compensation package, the Compensation Committee did not analyze his total target equity award as a multiple of his base salary. The value of the 2012 equity grants to the Named Executive Officers expressed as a multiple of base salary were generally slightly above the estimated market medians, and consistent with our compensation philosophy and objectives described above.

Named Executive Officers	Title	Total Equity Award Value As A Multiple of Base Salary(1)
Peter J. Ungaro	President and Chief Executive Officer	2.4x
Brian C. Henry	Executive Vice President and Chief Financial Officer	1.7x
Arvind Parthasarathi	Senior Vice President and General Manager, YarcData	1.3x(2)
Margaret A. Williams	Senior Vice President, High Performance Computing Systems	1.8x

(1)	These multiples are based upon the Total Equity Award Value at the time the grants were approved by the Compensation Committee, which occurred prior to effective date of the grants.

(2)	Mr. Parthasarathi’s Total Equity Award Value as a Multiple of Base Salary excludes his YarcData Restricted Stock Award.

As explained above, the Compensation Committee has not used any one factor in its equity grant determinations nor set a specific burn or use rate. The Compensation Committee does not expect that the pool of options and restricted stock currently available for grants is sufficient to meet our current and future requirements.

For information regarding equity grants in 2012 and in prior years, see the tables and associated footnotes and narratives under “Compensation Tables” below.

Severance Policy and Change of Control Agreements

We have adopted an executive severance policy and entered into certain change of control agreements and titled management retention agreements, designed to attract and retain officers in a competitive marketplace for talent, to retain officers during the uncertainty of rumored or actual fundamental corporate changes and to ensure that the officers evaluate any potential acquisition situations impartially without concern for how they may be personally affected. We believe that these plans are important competitive considerations, as it is generally believed that it takes senior corporate officers significant time to find new employment after their employment ends. We have a policy that prohibits the inclusion of any new provisions related to 280G gross-up payments and requires the removal of any provisions related to 280G gross-up payments in any existing agreement or arrangement with any executive officer in the event the material compensation terms of any such arrangement or agreement are amended in a manner that is materially favorable to the executive.

Executive Severance Policy.    In October 2002, our Board adopted an Executive Severance Policy that covered our then senior executive officers. We updated the Executive Severance Policy in late 2008 to comply with Section 409A of the IRC, and in December 2011 in order to comply with Section 409A of the IRC, and eliminate unnecessarily complex provisions. If officers are terminated without Cause or resign for Good Reason, as those terms are defined in the Policy, the officers receive a single lump sum payment equal to six to 12 months of base salary, depending on their position and how long they have served as officers, continuation of health and term life insurance benefits for a period generally ranging from six to 12 months (or up to 18 months in certain circumstances), and outplacement services. Mr. Ungaro and Mr. Henry also receive their full target incentive award in accordance with our previous agreements with each of them, which were negotiated in 2005 when Mr. Ungaro was named our President and Mr. Henry first joined us. The other covered officers also receive part or all of their respective target cash incentive awards for the year in which their employment terminates depending on the timing of their termination. To receive these benefits, the officer must provide us with a general release and continue to comply with his or her confidentiality and other agreements with us. For officers who are not parties to the management retention agreements discussed below, the Policy provides benefits following a Change of Control if they are terminated without Cause or terminate for Good Reason, as such terms are defined in the Policy, within 24 months of the Change of Control. Our obligations under the Policy are unfunded, and our Board has the express right to modify or terminate the Policy at any time prior to a Potential Change of Control or Change of Control, as those terms are defined in the Policy, or prior to delivery of a notice of termination of employment for a covered officer.

Management Retention Agreements.    We previously entered into change of control agreements with Named Executive Officers and certain other senior officers. In late 2008 we entered into new management retention agreements with our senior officers, including Named Executive Officers, which modified the earlier agreements to comply with Section 409A of the IRC. Payments are made under these agreements only if two events occur (often referred to as a “double-trigger” form of agreement): first, there must be a Change of Control; and, second, within 24 months after the Change of Control, the officer’s employment is terminated without Cause or the officer resigns for Good Reason, as such terms are defined in the agreement. If the agreements apply, the officer is to receive a lump sum payment equal to two times the officer’s annual compensation (base salary plus annual cash incentive plan award at target), payment of the COBRA costs for medical benefits for 18 months, reimbursement of the cost of term life insurance for 24 months, the acceleration of vesting of all stock options and 12 months to exercise all options after termination or, if earlier, until the options expire, and outplacement services. If there is a dispute as to whether “Cause” or “Good Reason” exists, the officer remains an employee until the dispute is settled, with Cray having the election to have the officer continue to work or be placed on paid leave. All or a part of certain payments may be delayed to after six months following termination of employment, as required by Section 409A of the IRC. In these prior agreements, we provided for a tax gross-up payment if payments are subject to an “excess parachute payment” excise tax. We believed at the time these agreements were entered into that tax gross-up payments were an appropriate component of executive compensation so that the recipient could receive the benefit of the intended compensation without regard to the complexity of the calculations of “excess parachute payments” and because the payment would be limited to two times annual compensation and benefits, rather than the higher levels generally permitted by IRC before the excise tax is imposed. We have a policy that mandates any future amendments to these retention agreements meeting specific criteria must remove these gross-up payments and that no gross-up payments be included in any new retention agreements.

In addition, the agreements with Mr. Ungaro and Mr. Henry each provide that, for a one-month period beginning six months following a Change of Control, he can resign and receive the benefits under his Agreement if at such time he no longer holds his same position and reporting relationship at a company registered under the Exchange Act as he held with us prior to the Change of Control. This was added as a competitive provision and balanced the key nature of their current positions with a publicly-held company, the loss of which constitutes a substantial diminution of job responsibilities and duties, and the provision of an appropriate period following a Change of Control to permit negotiations as to their respective positions, if any, with the new controlling entity.

Stock Option Plans and Restricted Stock Agreements.    Our stock option plans and restricted stock agreements (other than the restricted stock agreements reflecting the YarcData Restricted Stock Awards) provide that if Cray is sold and the existing options and restricted stock are not continued or assumed by the successor entity, then each optionee would have the opportunity to exercise his or her options in full, including any portion not then vested, and the options would terminate upon the sale becoming effective, and the restricted stock would vest in full. We believe that acceleration of vesting of options and restricted stock is appropriate when the options and restricted stock grants are not continued or assumed by the successor company, as the recipient has not received the full contemplated benefit of the equity award due to circumstances beyond the recipient’s control. In addition, our restricted stock agreements (other than the restricted stock agreements reflecting the YarcData Restricted Stock Awards) generally provide that if the holder’s employment is terminated without Cause or for Good Reason following a Change of Control or dies or suffers a Disability (as those terms are defined in the agreements), all restricted shares not then vested shall immediately vest. In addition, if a Named Executive Officer has held restricted stock for 18 months and his or her employment is terminated for any reason other than Cause, then the Named Executive Officer receives a pro-rata portion of the unvested shares based on the time period he or she has held the restricted stock compared to the four-year vesting period.

The Executive Severance Policy, the Management Retention Agreements and the stock option plans and restricted stock agreements (other than the restricted stock agreements reflecting the YarcData Restricted Stock Awards) are described in more detail under “Termination of Employment and Change of Control Arrangements — Narrative to the Termination of Employment and Change of Control Payments Table” below.

Retirement Plans

Our only retirement plan for all U.S. employees, including the Named Executive Officers, is a qualified 401(k) plan under which employees may contribute a portion of their salary on a pre-tax basis. Participants may invest in a limited number of mutual funds, and may sell, but may not direct the purchase of, shares of our common stock. For 2012, we matched 12.5% of the participant’s total 2012 contributions in cash.

We do not have any pension plan for any of our U.S. employees, including our Named Executive Officers. We do not have any plan for any of our Named Executive Officers or other employees that provides for the deferral of compensation on a qualified or non-qualified basis under the IRC other than the Cray 401(k) Plan.

Additional Benefits and Perquisites

We have health and welfare plans available on a non-discriminatory basis to all employees in the United States designed to meet the health and welfare needs of our employees and their families and to provide a total competitive compensation package. We provide these benefits to the Named Executive Officers and other senior officers on the same terms and conditions as provided to all other eligible employees:

•	Group health insurance and dental and vision benefits;

•	Life insurance based on salary, with additional coverage available for purchase up to a maximum of $500,000;

•	Employee Stock Purchase Plan qualified under Section 423 of the IRC;

•	Long-term care insurance;

•	Short and long-term disability insurance;

•	Supplemental income protection (available for purchase);

•	Flexible spending accounts for health care and dependent care; and

•	An employee assistance plan and travel assistance plan.

We do not provide benefits or perquisites for the Named Executive Officers or other senior officers that are not available on the same terms to our employees generally.

CEO Stock Ownership Guidelines.    We have stock ownership guidelines for our Chief Executive Officer in furtherance of our goal of aligning the interests of our Chief Executive Officer with those of our stockholders. Under the guidelines, our Chief Executive Officer is expected to hold 200,000 vested shares of our common stock, which amount represented, when we adopted this guideline, at least three (3) times the value of his then-current base salary based on the closing stock price of our stock as of December 31, 2010 (this amount is greater than three (3) times his current base salary based on the closing price per share of our common stock on December 31, 2012), within the later of five years from appointment as Chief Executive Officer and February 2016.

Compensation Recovery.    We have a recoupment or “clawback” policy for cash and equity incentive awards paid to executive officers. The policy provides that if an executive officer’s actual compensation was based upon the achievement financial results that were subsequently the subject of a substantial restatement of our financial statements and the executive officer’s fraud or intentional illegal conduct materially contributed to that financial restatement, then, in addition to any other remedies available to us under applicable law, to the extent permitted by law and as the Board determines appropriate, we may:

•	cancel any outstanding compensation award granted after the adoption of the policy (whether or not granted pursuant to a plan and regardless of whether it is vested or deferred); and/or

•

require recoupment of all or a portion of any after-tax portion of any bonus, incentive payment, commission, equity-based award or other compensation granted or received after the adoption of the policy.

Under the policy, it is a requirement that the individual was an executive officer when the compensation was granted or received and that the financial restatement resulted in greater compensation than would have otherwise been received.

Securities Trading Policies

Our securities trading policy includes that, except for trades pursuant to approved Rule 10b5-1 plans, directors, officers and employees may not trade in Cray securities while possessing material nonpublic information concerning Cray or trade in Cray securities outside of the applicable trading windows. Our securities trading policy further includes that directors, officers and employees may not purchase or sell puts or calls to sell or buy our common stock, engage in short sales with respect to our common stock, or buy our common stock on margin or pledge shares of our common stock. Except for trades pursuant to approved Rule 10b5-1 plans, our policy restricts trading in Cray securities by directors, officers and employees to open window periods following the release of our quarterly and annual financial results.

Tax Deductibility

Section 162(m) of the IRC limits to $1 million per person the amount that we may deduct for compensation paid in any one year to our Chief Executive Officer and certain of our most highly compensated officers. This limitation does not apply, however, to “performance-based” compensation, as defined in the IRC. Our stock options generally qualify as “performance-based” compensation, except for incentive stock options. Payments to our Chief Executive Officer and certain of our most highly compensated officers under our annual cash incentive plan and our outstanding restricted stock grants do not qualify as “performance-based” compensation and are not deductible to the extent that the $1 million limit is exceeded. The deductibility of some types of compensation payments depends upon the timing of the awards and the vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond our control, also can affect deductibility of compensation. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs, particularly given our considerable net loss carry-forward position for U.S. tax purposes. Rather, we maintain the flexibility to structure our compensation programs in ways that promote the best interests of our shareholders.

Compensation Committee Report

The Compensation Committee is responsible for overseeing Cray’s compensation policies, plans and benefits program, the compensation of the Chief Executive Officer and other senior officers and the administration of our equity compensation plans. As set forth in the Compensation Committee’s charter, which can be found at: www.cray.com under “About Cray — Investors — Corporate Governance,” the Compensation Committee acts only in an oversight capacity, and relies on the work and assurances of management and outside advisers that the Compensation Committee retains. The Compensation Committee believes it has satisfied its charter responsibilities for 2012.

The Compensation Committee has worked with management for the past several years to develop a systematic compensation philosophy and structure. Compensia Inc. advised the Compensation Committee from April 2011 until July 2012. During July 2012, the Compensation Committee retained Mercer to advise the Compensation Committee. The analysis and advice provided by Compensia, Inc. and Mercer formed the basis in many respects for the 2012 executive compensation decisions as described in the foregoing Compensation Discussion and Analysis.

A second focus area of the Compensation Committee has been the structure and strength of Cray’s senior management team. Most of Cray’s current management team was hired in 2005, when Mr. Ungaro became President, or more recently, including key hires and promotions in 2008, 2009, 2011 and 2012. The Compensation Committee meets twice a year with Mr. Ungaro to review his performance as our Chief Executive Officer and to obtain his assessment of the strengths and weaknesses of the management team. The Compensation Committee believes that under Mr. Ungaro’s leadership, Cray has made great strides in a very competitive market and through difficult times. The Compensation Committee has worked with Mr. Ungaro to develop a strong “performance culture” at Cray. One aspect of that process has been emphasis on succession plans, identification of high potential, at-risk and retiring employees and efforts to improve the officers’ management and leadership skills within our management group. Another aspect, as is reflected in Cray’s compensation structure, is to add significant retention and incentive elements in long-term compensation awards to competitive base salaries, as discussed in the foregoing Compensation Discussion and Analysis.

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Frank L. Lederman, Chair

John B. Jones, Jr.

Stephen C. Kiely

Stephen C. Richards

Compensation Tables

The tables on the following pages describe, with respect to our Named Executive Officers, the 2012, 2011 and 2010 salaries, bonuses, incentive awards and other compensation reportable under SEC rules, plan-based awards granted in 2012, values of outstanding equity awards as of year-end 2012, exercises of stock options and vesting of restricted stock awards in 2012, and potential payments upon termination of employment and following a Change of Control.

Summary Compensation

The following table summarizes the compensation for the indicated years of our Chief Executive Officer, our Chief Financial Officer and our three highest paid other executive officers for the year ended December 31, 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		Stock Awards(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)		Total(5)
Peter J. Ungaro President and Chief Executive Officer	2012	$450,000		—		$779,831		$432,598	$1,012,500	$2,125		$2,677,054
	2011	$450,000		—		$603,180		$333,767	$202,500	$2,063		$1,591,510
	2010	$450,000		—		$562,910		$308,454	$603,450	$4,125		$1,928,939
Brian C. Henry Executive Vice President and Chief Financial Officer	2012	$340,000		—		$419,909		$232,938	$331,500	$2,812		$1,327,159
	2011	$340,000		—		$331,749		$183,572	$66,300	$2,750		$924,371
	2010	$340,000		—		$281,455		$154,227	$180,336	$5,500		$961,518
William C. Blake Senior Vice President and Chief Technology Officer	2012	$181,731	(6)	—		$774,459	(7)	—	$176,702	$60,006	(8)	$1,192,898
Arvind Parthasarathi Senior Vice President and General Manager, YarcData	2012	$280,192	(9)	$40,000	(10)	$2,433,056	(11)	$166,384	$272,439	$1,565		$3,193,636
Margaret A. Williams Senior Vice President, High Performance Computing Systems	2012	$325,000		$50,000	(12)	$419,909		$232,938	$316,875	$2,813		$1,347,535
	2011	$315,000		—		$271,431		$150,195	$75,600	$2,750		$814,976
	2010	$315,000		—		$225,164		$123,382	$189,000	$5,500		$858,046

(1)	These amounts represent the aggregate grant date fair value of restricted stock awards, without reflecting forfeitures, computed in accordance with ASC 718 for 2012, 2011 and 2010, respectively. These amounts do not represent the actual amounts paid to or realized by the Named Executive Officer for these awards during years 2012, 2011 or 2010. The value as of the grant date for restricted stock awards is recognized over the number of days of service required for the grant to become vested.

See the section entitled “Share-Based Compensation” in Note 2 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012, for a description of the valuation of these restricted stock awards. The amount any Named Executive Officer realizes, if any, from these restricted stock awards will depend on the future market value of our common stock when these shares are sold, and there is no assurance that the Named Executive Officers will realize amounts at or near the values shown.

(2)	These amounts represent the aggregate grant date fair value of stock option awards, without reflecting forfeitures, computed in accordance with ASC 718 for 2012, 2011 and 2010, respectively. These amounts do not represent the actual amounts paid to or realized by the Named Executive Officer for these awards during years 2012, 2011 or 2010. The value as of the grant date for stock option awards is recognized over the number of days of service required for the grant to become vested.

See the section entitled “Share-Based Compensation” in Note 2 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012, for a description of the valuation of these stock options, including key assumptions under the Black-Scholes pricing model; the values determined by the Black-Scholes pricing model are highly dependent on these assumptions, particularly regarding volatility of the market price for our common stock and expected life of these options. There is no assurance that the options will ever be exercised, in which case no value will be realized by the Named Executive Officer. The amount any Named Executive Officer realizes, if any, from these options depends on the future excess, if any, of the market value of our common stock over the exercise price of the options when the Named Executive Officer sells the underlying shares, and there is no assurance that the Named Executive Officers will realize amounts at or near the values shown.

(3)	The information in this column reflects payments to the Named Executive Officers under our annual cash incentive plan for the indicated year. Payments for our 2012 annual cash incentive plan were paid in March 2013. See the “Grants of Plan-Based Awards” table below and “Analyses of 2012 Compensation Determinations — Annual Cash Incentive Compensation Plan” in the Compensation Discussion and Analysis above for a description of the 2012 annual cash incentive plan, including the conditions to payments of awards.

(4)	“All Other Compensation” for 2012 includes matching contributions under the Cray 401(k) Plan, as follows:

Officer	Cray 401(k) Plan Match
Peter J. Ungaro	$2,125
Brian C. Henry	$2,812
William C. Blake	$506
Arvind Parthasarathi	$1,565
Margaret A. Williams	$2,813

(5)	The amounts shown in the “Total” column are the sum of the amounts shown in the columns for salary, bonus, stock awards, option awards, non-equity incentive plan compensation and all other compensation, as required by SEC rules. Because these sums combine cash payments earned by and made to the Named Executive Officers and amounts not earned by or paid to the Named Executive Officers but rather amounts reflecting the grant date fair value of restricted stock awards and options held by the Named Executive Officers, the actual total amount earned in any year by a Named Executive Officer depends on future events and, for the reasons described in footnotes (1) and (2) above, there is no assurance that the Named Executive Officers will realize a total sum at or near the values shown.

(6)	Mr. Blake was appointed as our Senior Vice President and Chief Technology Officer in April 2012. His 2012 salary reflects his partial service during 2012. Mr. Blake was compensated based on an annual salary of $270,000.

(7)	This amount reflects Mr. Blake’s initial new hire equity award, the size of which was determined as part of the negotiation of his total compensation package.

(8)	The amount shown in Mr. Blake’s “Other” column includes $23,500 earned by Mr. Blake as a director during 2012 and $36,000 paid to Knowledge Web LLC as compensation for consulting services performed by Mr. Blake.

(9)	Mr. Parthasarathi was appointed as our Senior Vice President and General Manager, YarcData in February 2012. His 2012 salary reflects his partial service during 2012. Mr. Parthasarathi was compensated based on an annual salary of $310,000.

(10)	This amount represents a one-time signing bonus received by Mr. Parthasarathi.

(11)	The valuation methodology for Stock Awards as described in footnote (1) does not take into account the performance vesting criteria (and the reduced likelihood of vesting) associated with the 110,000 YarcData Restricted Stock Award included in the value of Mr. Parthasarathi’s Stock Awards. The YarcData Restricted Stock Awards vest, if at all, only upon the achievement of certain operational and strategic performance criteria exclusively related to the operation of our YarcData business or upon a change of control of Cray with the amount vesting as a result of a change of control dependent on the gross proceeds received by Cray shareholders, with such gross proceed levels set at the time of grant with an objective of increasing the reward to the extent that the YarcData business likely contributed materially to the amount of gross proceeds received by shareholders. The YarcData Restricted Stock Awards will expire completely if the operational and strategic performance vesting criteria are not satisfied by the calendar day immediately following that date on which Cray files its Form 10-K with the SEC for the fiscal year ended December 31, 2016. In addition, this amount includes Mr. Parthasarathi’s initial new hire equity award, the size of which was determined as part of the negotiation of his total compensation package.

(12)	This amount represents a one-time discretionary bonus received by Dr. Williams.

Grants of Plan-Based Awards in 2012

The following table sets forth certain information with respect to the potential cash incentive awards and the equity awards for the year ended December 31, 2012, to the Named Executive Officers. See “Analyses of 2012 Compensation Determinations — Annual Cash Incentive Compensation Plan” and “— Long-Term Equity Awards” in the Compensation Discussion and Analysis above.

Grants of Plan-Based Awards

	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards (shares)		Other Option Awards (underlying shares)		Exercise Price of Option Awards ($ per share)(2)	Grant Date Fair Value(3)

Name			Threshold	Target	Maximum						Stock	Options
Peter J. Ungaro	7/01/12	5/16/12	—	—	—	65,000	(4)	65,000	(5)	$12.08	$779,831	$432,598
			$168,750	$675,000	$1,012,500	—		—		—	—	—
Brian C. Henry	7/01/12	5/16/12	—	—	—	35,000	(4)	35,000	(5)	$12.08	$419,909	$232,938
			$55,250	$221,000	$331,500	—		—		—	—	—
William C. Blake	6/07/12	5/16/12	—	—	—	70,000	(6)	—		—	$774,459	—
			$43,875	$175,000	$263,250	—		—		—	—	—
Arvind Parthasarathi	3/07/12	2/15/12	—	—	—	100,000	(7)	—		—	$714,440	—
	7/01/12	5/16/12	—	—	—	25,000	(4)	25,000	(5)	$12.08	$299,935	$166,384
	10/07/12	9/25/12	—	—	—	110,000	(8)	—		—	$1,418,681	—
			$50,375	$201,500	$302,250	—		—		—	—	—
Margaret A. Williams	7/01/12	5/16/12	—	—	—	35,000	(4)	35,000	(5)	$12.08	$419,909	$232,938
			$52,813	$211,250	$316,875	—		—		—	—	—

(1)	The threshold payout level represents the minimum aggregate balanced scorecard percentage payout that would result from achieving at least the Threshold level (25%) (as defined in our annual cash incentive compensation plan for 2012) for certain components. The target and maximum payout levels represent, respectively, the Target level (100%) and Stretch level (150%) (as defined in our annual cash incentive compensation plan for 2012). Additional information regarding the annual cash incentive plan for 2012 is included under “Analyses of 2012 Compensation Determinations — Annual Cash Incentive Compensation Plan” in the Compensation Discussion and Analysis above.

(2)	In determining the grant date fair market value, we use the most recent closing price for our common stock prior to the applicable Committee or Board meeting at which the grants are to be approved. The exercise price of $12.08 per share represents the closing price on June 29, 2012.

(3)	The grant date fair value of the restricted stock awards and stock option grants is computed in accordance with ASC 718 and represents our total projected expense for financial reporting purposes of those awards and grants. See the section entitled “Share-Based Compensation” in Note 2 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012, for a description of the valuation of these restricted stock awards and stock option grants, including key assumptions under the Black-Scholes pricing model for determining values of stock options; the values determined by the Black-Scholes model are highly dependent on these assumptions, particularly regarding volatility of the market price for our common stock and expected life of the stock options. There is no assurance that the stock options will ever be exercised, in which case no value will be realized by the Named Executive Officer. The amount any Named Executive Officer realizes, if any, from these restricted stock awards and stock option grants depends on the market value of our common stock in the future when the Named Executive Officer sells the restricted shares or the shares underlying the stock options, as the case may be, and there is no assurance that the Named Executive Officers will realize amounts at or near the values shown.

(4)	Reflects the number of restricted stock awards granted on July 1, 2012, pursuant to our shareholder-approved equity incentive plans. Twenty-five percent of the restricted stock awards vest on each of the anniversaries of July 1, 2012. Restricted stock awards are forfeitable upon certain events and also vest in full upon the death or disability of the recipient and upon certain other events.

(5)	Twenty-five percent of the stock options granted on July 1, 2012 vest on July 1, 2013, with the remaining balance vesting monthly over the next 36 months, so that all options will be vested on July 1, 2016. Vesting of stock options is accelerated upon the death or disability of the optionee, and may be accelerated upon certain other events. Additional information regarding the design and terms of these long-term equity awards is included under “Analyses of 2012 Compensation Determinations — Long-Term Equity Awards” and “Severance Policy and Change of Control Agreements — Stock Option Plans and Restricted Stock Agreements” in the Compensation Discussion and Analysis above.

(6)	Reflects the number of restricted stock awards granted on June 7, 2012, pursuant to our shareholder-approved equity incentive plans. Twenty-five percent of the restricted stock awards vest on each of the anniversaries of April 30, 2012. Restricted stock awards are forfeitable upon certain events and also vest in full upon the death or disability of the recipient and upon certain other events.

(7)	Reflects the number of restricted stock awards granted on March 7, 2012, pursuant to our shareholder-approved equity incentive plans. Twenty-five percent of the restricted stock awards vest on each of the anniversaries of February 6, 2012. Restricted stock awards are forfeitable upon certain events and also vest in full upon the death or disability of the recipient and upon certain other events.

(8)	Reflects the number of restricted stock awards granted on October 7, 2012, pursuant to our shareholder-approved equity incentive plans. These performance-based restricted stock awards vest upon the achievement of certain operational and strategic performance criteria related to our YarcData business and a change of control of Cray.

Outstanding Equity Awards on December 31, 2012

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2012, held by our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
	Number of Shares Underlying Unexercised Options			Option Exercise Price ($ per share)(3)	Option Expiration Date	Number of Shares That Have Not Vested(4)		Market Value of Shares That Have Not Vested(5)

Name	Exercisable(1)	Unexercisable(2)
Peter J. Ungaro	80,000	—		$6.63	5/16/18	75,000	(6)	$1,196,250
	134,374	15,626	(7)	$3.74	5/13/19	50,000	(8)	$797,500
	64,583	35,417	(9)	$5.47	5/12/20	100,000	(10)	$1,595,000
	27,083	72,917	(11)	$6.08	11/16/21	65,000	(12)	$1,036,750
	—	65,000	(13)	$12.08	07/01/22
Brian C. Henry	938	—		$6.63	5/16/18	40,000	(6)	$638,000
	13,333	8,334	(7)	$3.74	5/13/19	25,000	(8)	$398,750
	8,333	17,709	(9)	$5.47	5/12/20	55,000	(10)	$877,250
	14,895	40,105	(11)	$6.08	11/16/21	35,000	(12)	$558,250
	—	35,000	(13)	$12.08	07/01/22
William C. Blake	—	—		—	—	3,094	(14)	$49,349
	—	—		—	—	70,000	(15)	$1,116,500
Arvind Parthasarathi	—	25,000	(13)	$12.08	07/01/22	100,000	(16)	$1,595,000
	—	—		—	—	25,000	(8)	$398,750
	—	—		—	—	110,000	(17)	$1,754,500
Margaret A. Williams	38,000	—		$6.63	5/16/18	37,500	(6)	$598,125
	17,188	7,813	(7)	$3.74	5/13/19	20,000	(8)	$319,000
	25,833	14,167	(9)	$5.47	5/12/20	45,000	(10)	$717,750
	12,187	32,813	(11)	$6.08	11/16/21	35,000	(12)	$558,250
		35,000	(13)	$12.08	07/01/22	—		—

(1)	All stock options listed in this column are fully vested and exercisable.

(2)	Vesting of stock options is accelerated upon the death or Disability of the optionee, and may be accelerated upon certain other events. Additional information regarding the design and terms of these stock option grants is included under “Analyses of 2012 Compensation Determinations — Long-Term Equity Awards” in the Compensation Discussion and Analysis above and “Termination of Employment and Change of Control Arrangements — Narrative to the Termination of Employment and Change of Control Payments Table — Stock Options Plans” below.

(3)	The option exercise prices were set at 100% of fair market value of our common stock using the most recent closing price for our common stock prior to the applicable Committee or Board meeting at which the grants are to be approved.

(4)	Restricted shares are forfeitable upon certain events. Restricted shares also vest in full upon the death or Disability of the recipient, and upon certain other events. Additional information regarding the design and terms of these long-term equity awards is included under “Analyses of 2012 Compensation Determinations — Long-Term Equity Awards” in the Compensation Discussion and Analysis above and in the “Termination of Employment and Change of Control Arrangements — Narrative to the Termination of Employment and Change of Control Payments Table — Restricted Stock Agreements” below.

(5)	Determined by multiplying the closing price of $15.95 per share for our common stock on December 31, 2012, as reported by Nasdaq, by the number of unvested restricted shares then held by the Named Executive Officer. Additional information regarding the design and terms of these long-term equity awards are included under “Analyses of 2012 Compensation Determinations — Long-Term Equity Awards” in the Compensation Discussion and Analysis above and in the “Termination of Employment and Change of Control Arrangements — Narrative to the Termination of Employment and Change of Control Payments Table — Restricted Stock Agreements” below.

(6)	These restricted shares vest on May 15, 2013.

(7)	Twenty-five percent of the options vested on May 13, 2010, and the remaining balance will vest monthly over the following 36 months so that all of these options will be vested on May 13, 2013.

(8)	These restricted shares vest on May 12, 2014.

(9)	Twenty-five percent of the options vested on May 12, 2011, and the remaining balance will vest monthly over the following 36 months so that all of these options will be vested on May 12, 2014.

(10)	Twenty-five percent of the restricted shares vest on August 3, 2013, and the remaining balance vest on August 3, 2015. See footnote (4) above for other information regarding our restricted share awards.

(11)	Twenty-five percent of the options vested on August 3, 2012, and the remaining balance will vest monthly over the following 36 months so that all of these options will be vested on August 3, 2015.

(12)	Twenty-five percent of the restricted shares vest on July 1, 2013, July 1, 2014, July 1, 2015 and July 1, 2016.

(13)	Twenty-five percent of the options vest on July 1, 2013, and the remaining balance will vest monthly over the following 36 months so that all of these options will be vested on July 1, 2016.

(14)	The restricted shares vest on June 12, 2013.

(15)	Twenty-five percent of the restricted shares vest on April 30, 2013, April 30, 2014, April 30, 2015 and April 30, 2016.

(16)	Twenty-five percent of the restricted shares vest on February 6, 2013, February 6, 2014, February 6, 2015 and February 6, 2016.

(17)	These performance-based restricted stock awards vest upon the achievement of certain operational and strategic performance criteria related to our YarcData business and a change of control of Cray. These performance-based restricted stock awards will expire completely if the operational and strategic performance vesting criteria are not satisfied by the calendar day immediately following that date on which Cray files its Form 10-K with the SEC for the fiscal year ended December 31, 2016.

2012 Option Exercises and Stock Vested

The following table provides information regarding options exercised by and restricted stock awards vested for the Named Executive Officers during the year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Peter J. Ungaro	—	—	95,000	$1,052,105
Brian C. Henry	251,352	$1,342,254	47,500	$526,053
William C. Blake	—	—	6,605	$74,612
Arvind Parthasarathi	—	—	—	—
Margaret A. Williams	49,999	$213,449	39,000	$431,859

(1)	Represents the number of shares acquired upon exercise of vested options.

(2)	Represents the value of options exercised calculated by determining the difference between the market price of Cray common stock as reported by Nasdaq at exercise and the exercise price of the options.
(3)	Represents the number of shares acquired upon vesting of restricted shares.
(4)	Represents the value of vested restricted stock awards calculated by multiplying the number of vested restricted stock awards by the market value of our common stock as reported by Nasdaq on the vesting date or, if the vesting occurred on a day on which Nasdaq was closed for trading, the trading day immediately prior to the vesting date.

Termination of Employment and Change of Control Arrangements

The following discussion and table summarize the compensation that would have been payable to each Named Executive Officer under the various scenarios assuming termination of his or her employment at the close of business on December 31, 2012. The payments summarized in the following table are governed by the various agreements and arrangements described below.

No special payments are due if any of the Named Executive Officers terminates his or her employment voluntarily without Good Reason, is terminated for Cause or retires. For all terminations, a terminated employee receives accrued and unpaid salary and the balance in his or her Cray 401(k) Plan account. We do not accrue vacation pay for the Named Executive Officers or other senior officers. As part of and on the same basis as we provide benefits to all of our U.S. employees, the Named Executive Officers have life insurance and disability benefits.

The actual amounts to be paid to and the value of stock options and restricted stock held by a Named Executive Officer upon any termination of employment can be determined only at the time of such termination, and depend on the facts and circumstances then applicable.

Termination of Employment and Change of Control Payments

Name and Termination Event	Severance Payment(1)	Accelerated Restricted Stock Award(2)	Accelerated Stock Options(3)	Continued Benefit Plan Coverage(4)	Total(5)
Peter J. Ungaro
Death/Disability	—	$4,625,500	$1,533,204	—	$6,158,704
Resignation for Good Reason or Termination without Cause	$1,125,000	$1,614,666	—	$35,915	$2,775,581
After Change of Control, Resignation for Good Reason or Termination without Cause	$2,250,000	$4,625,500	$1,533,204	$50,070	$8,458,774
Brian C. Henry
Death/Disability	—	$2,472,250	$818,634	—	$3,290,884
Resignation for Good Reason or Termination without Cause	$561,000	$843,611	—	$48,485	$1,453,096
After Change of Control, Resignation for Good Reason or Termination without Cause	$1,122,000	$2,472,250	$818,634	$71,668	$4,484,552
William C. Blake
Death/Disability	—	$1,165,849	—	—	$1,165,849
Resignation for Good Reason or Termination without Cause	$377,500	$19,060	—	$45,274	$441,834
After Change of Control, Resignation for Good Reason or Termination without Cause	$890,000	$1,165,849	—	$73,945	$2,129,794
Arvind Parthasarathi
Death/Disability	—	$1,993,750	$96,750	—	$2,090,500
Resignation for Good Reason or Termination without Cause	$434,000	—	—	$39,857	$473,857
After Change of Control, Resignation for Good Reason or Termination without Cause	$1,023,000	$1,993,750	$96,750	$67,680	$3,181,180
Margaret A. Williams
Death/Disability	—	$2,193,125	$703,181	—	$2,896,306
Resignation for Good Reason or Termination without Cause	$536,250	$754,674	—	$29,175	$1,320,099
After Change of Control, Resignation for Good Reason or Termination without Cause	$1,072,500	$2,193,125	$703,181	$43,953	$4,012,759

(1)	Except for termination events following a Change of Control, the amounts shown in this column for the Named Executive Officers are the amounts due under the Executive Severance Policy. The amounts due under the Executive Severance Policy are to be paid in a single lump sum payment. For a termination within two years following a Change of Control due to a resignation for Good Reason or a termination without Cause, including a termination by Mr. Ungaro or by Mr. Henry pursuant to their election in the seventh month following a Change of Control if at such time he no longer holds his same position and reporting relationship at a company registered under the Exchange Act as he held with us prior to the Change of Control, the amounts shown in this column are the amounts due under our Management Retention Agreements and are payable in a lump sum payment.

(2)

Except for the restricted stock agreement reflecting Mr. Parthasarathi’s YarcData Restricted Stock Awards, all unvested restricted stock vests in full upon death or Disability or, if following a Change of Control, there is a termination without Cause or a resignation for Good Reason. If a Named Executive Officer has held restricted stock for 18 months and his or her employment is terminated for any reason other than Cause, then the Named Executive Officer receives a pro-rata portion of the unvested shares based on the time period he or she has held the restricted stock compared to the four-year vesting period. The amounts shown in this column reflect the value of the Named Executive Officer’s unvested restricted shares with vesting accelerated to December 31, 2012. The value of the unvested shares of restricted stock held by each Named Executive Officer was calculated based upon the aggregate market value of such shares. We used a price of

$15.95 per share to determine market value, which was the closing market price of our common stock on December 31, 2012, as reported by Nasdaq. See the “Outstanding Equity Awards at Fiscal Year-End” table above for a description of the unvested restricted stock then held by each Named Executive Officer.

(3)	Under our stock option plans, in the event of death or Disability, all unvested options become exercisable and all option holders have a 12-month period or, if earlier, until the expiration date of the options to exercise their options. The amounts shown in this column reflect the value of the Named Executive Officer’s unvested stock options with vesting accelerated to December 31, 2012. We calculated the value of the unvested stock options based upon the difference between the aggregate market value of the shares of common stock underlying the unvested stock options and the aggregate exercise price that the Named Executive Officer would be required to pay upon exercise of those stock options. We used a price of $15.95 per share to determine market value, which was the closing market price of our common stock on December 31, 2012, as reported by Nasdaq.

Under the Management Retention Agreements, if there is either a termination without Cause or a resignation for Good Reason within two years after a Change of Control, all unvested options become exercisable and the optionee has 12 months to exercise all of his or her options or, if earlier, until the expiration date of the options. We calculated the value of the unvested stock options based upon the difference between the aggregate market value of the shares of common stock underlying the unvested stock options and the aggregate exercise price that the Named Executive Officer would be required to pay upon exercise of those stock options. We used a price of $15.95 per share to determine market value, which was the closing market price of our common stock on December 31, 2012, as reported by Nasdaq.

See the “Outstanding Equity Awards at Fiscal Year-End” table above for a description of the options vested and unvested as of December 31, 2012.

(4)	The amounts shown in this column, as provided in our Executive Severance Policy, reflect the cost of COBRA coverage for medical, dental, vision and orthodontia benefits (benefits that the individual and any of her or his dependents were receiving immediately prior to close of business on December 31, 2012) and the premiums for $500,000 of term life insurance for 18 months (for resignation for good reason or termination without cause) and the premiums for $500,000 of term life insurance for 24 months (for after a change of control event, resignation for good reason or termination without cause), based on the costs for such benefits in January 2013, plus $14,500 for executive outplacement services for each Named Executive Officer. The COBRA expense is based on monthly cost for such coverage based on 2013 enrollment for 18 months and assumes a 9.7% inflationary trend; the life insurance premiums are based on January 2013 expense with no assumed increase. In all cases, these payments would cease if, before the applicable time periods were completed, a Named Executive Officer becomes employed with another employer that offers such benefits.

(5)	The actual amounts to be paid to, and the value of stock options and restricted stock held by, a Named Executive Officer upon any termination of employment can be determined only at the time of such termination and depend on the facts and circumstances then applicable.

Narrative to the Termination of Employment and Change of Control Payments Table

While we have offer letters to senior officers, including the Named Executive Officers that set out terms of their initial compensation and agreements regarding confidential information and ownership of intellectual property, we do not have employment agreements with our senior officers and each of them is employed “at will.” As described above under “Analyses of 2012 Compensation Determinations — Severance Policy and Change of Control Agreements” in the Compensation Discussion and Analysis and more fully below, our senior officers, including all of the Named Executive Officers, are covered by our Executive Severance Policy and a more limited group of senior officers, including all of our Named Executive Officers, are parties to Management Retention Agreements that come into effect upon a Change of Control. In addition, our stock option plans and restricted stock agreements (other than the restricted stock agreements reflecting the YarcData Restricted Stock Awards) contain provisions that apply to terminations of employment.

Executive Severance Policy.    In December 2010, we adopted a revised Executive Severance Policy, or the “Policy,” that covers our officers, including the Named Executive Officers, to the extent that he or she is not otherwise covered by his or her Management Retention Agreement described below.

Under the Policy, if a Named Executive Officer is terminated without Cause or if he or she resigns with Good Reason, then, among other things, such Named Executive Officer is entitled to the following benefits:

•	a single lump sum payment equal to his or her per pay period base salary rate multiplied by the Applicable Severance Period;

•	a single lump sum payment equal to his or her Incentive Compensation;

•

continuation of coverage under COBRA for medical, dental, vision and orthodontia benefits and life insurance benefits, in each case, during the Applicable Severance Period or until such time as he or she is offered these benefits by a subsequent employer; and

•	executive outplacement services.

In order to receive these benefits, the Named Executive Officer must provide us with a general release and continue to comply with his or her confidentiality and other agreements with us. We also have the right to modify, terminate or add or delete individuals covered by, the Policy at any time prior to a change of control (as defined in Section 409A of the IRC), or with respect to an officer covered by the Policy, until delivery of a notice of termination with respect to such officer.

Under the Policy, the following terms have the following meanings:

•

“Applicable Severance Period” means, for Messrs. Ungaro and Henry, 12 months, for Messrs. Blake and Parthasarathi and Dr. Williams, nine months, plus one month for each year of service as an officer, up to a maximum of 12 months.

•

“Cause” means a termination of employment resulting from a good faith determination by us that there has been a willful failure or refusal in a material respect to follow any code of business conduct or the reasonable policies or directives established by us or to attend to material duties or obligations (other than any such failure resulting from incapacity due to physical or mental illness), which has not been corrected within 30 business days following written notice; an act involving misconduct, which could reasonably be expected to have an adverse impact on or material damage to us, or which constitutes a material misappropriation of our assets; the unauthorized disclosure of confidential information which could reasonably be expected to have an adverse impact on or cause material damage to us; or the provision of services for another company or person which competes with us, without the prior written approval; or a material breach of obligations under the Policy.

•

“Good Reason” for Messrs. Ungaro, Henry, Blake and Parthasarathi and Dr. Williams means a material negative change in the employment relationship, due to a material reduction in base salary by more than 10% (whether in one or a series of reductions) compared to his or her base salary immediately prior to such reduction; a material reduction in annual target award opportunities under our annual cash incentive plan (other than an across-the-board reduction applicable to all of our senior officers); a material diminution of authority, duties, or responsibilities; a demotion of his or her title such that he or she is no longer covered by the Policy; or a request to relocate, except for office relocations that would not increase his or her one-way commute by more than 40 miles.

•

“Incentive Compensation” means, for Messrs. Ungaro and Henry, 100% of his target award under our annual cash incentive plans, and for Messrs. Blake and Parthasarathi and Dr. Williams, the pro-rata portion (based on the time period served during the fiscal year) of his or her target incentive award under our annual cash incentive plans.

Management Retention Agreements.    Our Named Executive Officers have Management Retention Agreements that provide for specified termination benefits if we terminate his or her employment without Cause or if he or she resigns for Good Reason, in each case, during the period commencing after a Potential Change of Control and ending 24 months after a Change of Control (this is often referred to as a “double trigger” form of agreement). Additionally, Messrs. Ungaro and Henry each have a provision that provides that, for a one-month period beginning six months following a Change of Control, he can resign and receive the benefits under his Management Retention Agreement if at such time he no longer holds his same position and reporting relationship at a company registered under the Exchange Act as he held with us prior to the Change of Control. If the Management Retention Agreement applies, then, among other things, such Named Executive Officer is entitled to the following benefits:

•	a single lump sum cash payment equal to two times his or her annual compensation;

•	acceleration of the vesting of all of his or her stock options, and he or she would have 12 months to exercise the stock options after termination or, if earlier, until the options expire;

•	reimbursement for all COBRA payments for medical benefits for 18 months;

•	reimbursement of the premiums for a term life insurance policy for 24 months following termination; and

•

in certain circumstances, if he or she incurs excise tax due to the application of Section 280G of the IRC, an additional cash payment so that he or she will be in the same position as if the excise tax were not applicable, and legal fees and other costs incurred with respect to any challenge by the Internal Revenue Service to these calculations and payments.

In the Management Retention Agreements, the following terms have the following meanings:

•

“Annual Compensation” means one year of base salary, at the highest base salary rate that he or she was paid in the 12-month period prior to the date of his or her termination, plus 100% of his or her target award under our annual cash incentive plans that he or she was eligible to receive in that 12-month period.

•

“Cause” means a termination of employment resulting from a good faith determination by our Board that there has been a willful failure or refusal in a material respect to follow reasonable policies or directives or to attend to material duties or obligations (other than any such failure resulting from incapacity due to physical or mental illness), which has not been corrected within a reasonable period following written notice; an act involving wrongful misconduct which has a demonstrable adverse impact on or material damage to us, or which constitutes a material misappropriation of our assets; the unauthorized disclosure of confidential information which has a demonstrably adverse impact on us or has caused material damage to us; or the provision of services for another company or person which competes with us, without the prior written approval; or a material breach of obligations under the Management Retention Agreement.

•

“Change of Control” means a merger, consolidation, share exchange or other reorganization with any other entity (other than a merger, consolidation share exchange or other reorganization where the holders of our voting securities immediately prior to such transaction own at least 50% of the voting power of the outstanding securities of us or the surviving corporation after such transaction); the sale, lease, exchange or other disposition of all or substantially all of our assets; our shareholders approve a plan of liquidation; the acquisition by any person or entity, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities except pursuant to a negotiated agreement with us and pursuant to which such securities are purchased from us; or at any time during a 24-month period, individuals who at the beginning of such period constituted the Board (including each new director elected during such 24-month period whose nomination or election was approved by two-thirds of the directors in office at the beginning of such period) shall cease for any reason to constitute at least a majority of the Board.

•

“Good Reason” means a material negative change in the employment relationship, including, without limitation, a material reduction in base salary by more than 5% (whether in one or a series of reductions); a material reduction in annual target award opportunities under our annual cash incentive plan, which shall be deemed to include reductions that would reduce his or her total target compensation (including base salary but excluding the value of any equity component) by more than 5% compared to his or her total target compensation for the immediately preceding year (including base salary but excluding the value of any equity component); a material diminution in status, title, position(s) or responsibilities; a request to relocate, except for office relocations that would not increase his or her one-way commute by more than 25 miles or changes in customary office locations resulting in substantially increased travel; discontinuance of, or a reduction in, benefits; or the failure to obtain the assumption of the Management Retention Agreement by a successor to all or substantially all of our business or assets.

•

“Potential Change of Control” means we have entered into an agreement which, if consummated, would result in a Change of Control; any third-party or we publicly announce an intention to take or consider taking action which, if consummated, would result in a Change of Control; or our Board adopts a resolution stating that a Potential Change of Control has occurred.

Stock Option Plans.    Our stock option plans provide that upon termination of employment, other than for Cause, death or permanent and total disability (as defined in the IRC), the options cease vesting and the optionee has three months to exercise the option or, if earlier, until the option expires. If the optionee is terminated for Cause or “resigns in lieu of dismissal” (that is, a resignation after we have notified the optionee that he or she would be terminated for Cause), the option is deemed to have terminated at the time of the first act that led to such termination. Upon termination for death or disability, the options vest in whole and the optionee (or his or her successor) has 12 months to exercise the options or, if earlier, until the options expire. In the event of a merger, consolidation, sale of all or substantially all of the assets or liquidation, unless the existing options are continued or assumed by the successor entity, if any, with appropriate adjustments, then the stock options terminate upon the effective date of such transaction, and each optionee would be provided the opportunity to exercise his or her options in full, including any portion not then vested. Our Board may extend the period in which to exercise an option, but not beyond the original expiration date of the option.

Under our stock option plans, “Cause” means the violation of any reasonable rule or policy that results in damage to us, or which after notice to do so, has not been corrected within a reasonable period; willful misconduct or gross negligence with respect to his or her responsibilities; willful failure to perform his or her job as required to meet our objectives; any wrongful conduct which has an adverse impact on us or which constitutes a misappropriation of our assets; the unauthorized disclosure of confidential information; or the provision of services for another company or person which competes with us, without the prior written approval.

Restricted Stock Agreements.    Except for the restricted stock agreement reflecting Mr. Parthasarathi’s YarcData Restricted Stock Award, under our restricted stock agreements with each of the Named Executive Officers, the restricted stock vests in full upon death or Disability or if, following a Change of Control, the Named Executive Officer is terminated without Cause or terminates for Good Reason. If the Named Executive Officer has held the restricted stock for at least 18 months and his or her employment is terminated for any reason other than Cause, or if the Named Executive Officer retires, then the Named Executive Officer receives a pro-rata portion of the unvested shares based on the time period he or she has held the restricted stock compared to the four-year vesting period. The restricted shares are forfeited if a Named Executive Officer’s employment is terminated for any other reason. In addition, in the event of a merger, consolidation, sale of all or substantially all of the assets or liquidation, the restricted stock vests in full if we fail to have the restricted stock agreements continued or assumed by the successor entity.

In such restricted stock agreements, “Cause” means a termination of employment resulting from a good faith determination by our Compensation Committee that there has been a willful failure or refusal in a material respect to follow reasonable policies or directives or to attend to material duties or obligations (other than any such failure resulting from incapacity due to physical or mental illness), which has not been corrected within a reasonable period following written notice; an act involving wrongful misconduct which has a demonstrable adverse impact on or material damage to us, or which constitutes a misappropriation of our assets; the unauthorized disclosure of confidential information; the provision of services for another company or person which competes with us, without the prior written approval; or a material breach of obligations under such restricted stock agreement or any other agreement with us. In such restricted stock agreements, “Change of Control” means a merger or consolidation between us and any other entity (other than a merger or consolidation where the holders of our voting securities immediately prior to such transaction own at least 50% of the voting power of the outstanding securities of the surviving entity); the sale or disposition of all or substantially all of our assets; our shareholders approve a liquidation; the acquisition by any person or entity, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities except pursuant to a negotiated agreement with us and pursuant to which such securities are purchased from us; or a majority of the Board is replaced during a 36-month period (other than by voluntary resignation of individual directors in the ordinary course of business) and such replacement was not initiated by the Board as constituted at the beginning of such 36-month period.

In such restricted stock agreements, “Disability” means that, at the time his or her employment is terminated, he or she has been unable to perform the duties of his or her position for a period of six consecutive months as a result of his or her incapacity due to physical or mental illness.

In such restricted stock agreements, “Good Reason” means a reduction in salary or benefits (other than reductions applicable to employees generally); a materially adverse change in job responsibilities; a request to relocate, except for office relocations that would not increase his or her one-way commute by more than 25 miles; or the failure of Cray to obtain the assumption of such restricted stock agreement by a successor to all or substantially all of our business or assets.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Frank L. Lederman (Chair), John B. Jones, Jr., Stephen C. Kiely and Stephen C. Richards. No member of the Compensation Committee was an officer or employee of ours or any of our subsidiaries in 2012 or formerly. In addition, none of our executive officers currently serves or has served on the board of directors or compensation committee of any entity whose executive officers included any of our directors.

TRANSACTIONS WITH RELATED PERSONS

We recognize that transactions between us and any of our significant shareholders, directors, executive officers and employees can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of us and our shareholders. Therefore, as a general matter and in accordance with our Code of Business Conduct, it is our preference to avoid such transactions. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, our best interests. Our Board has adopted a written Related Person Transaction Policy that requires the Audit Committee of our Board to review and, if appropriate, approve or ratify any such transactions. Specifically, pursuant to the policy, the Audit Committee will review any transaction in which we are or will be a participant and the amount involved exceeds $120,000, and in which any of our 5% shareholders, directors or executive officers, or any of their immediate family members, has a direct or an indirect material interest. After its review, the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, our best interests, as the Audit Committee determines, and the Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on us or the related person in connection with approval of the transaction. A copy of our Related Person Transaction Policy is available on our website at www.cray.com under “About Cray — Investors — Corporate Governance — Governance Documents.”

We did not enter into any transaction in 2012 requiring Audit Committee approval or ratification under our Related Person Transaction Policy.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes and audits of the Company’s consolidated financial statements. As set forth in its charter, which can be found at www.cray.com under “About Cray — Investors — Corporate Governance,” the Audit Committee acts only in an oversight capacity and relies on the work and assurances of management, which has primary responsibility for the Company’s consolidated financial statements and reports, as well as of the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to generally accepted accounting principles. The Audit Committee periodically meets separately with our management, without the auditors present, and with the auditors, without management present. The Audit Committee believes it has satisfied its charter responsibilities for 2012.

The Company reported no material weaknesses in its system of internal controls over financial reporting and has received favorable opinions from the independent auditors for each year since 2004, including for 2012. The Company included the 2012 report and opinion in its Annual Report on Form 10-K for the year ended December 31, 2012. The Audit Committee met in person or by telephone seven times in 2012. In the course of these meetings, the Audit Committee reviewed the results of audit examinations, evaluations of the Company’s internal controls and the overall quality of its financial reporting.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by any independent auditors responsible for providing an opinion on the Company’s consolidated financial statements filed with the SEC. Peterson Sullivan LLP, the Company’s independent registered public accounting firm, did not perform any non-audit services for the Company in 2011 or 2012. See “Discussion of Proposals Recommended by the Board — Proposal 2: To Ratify the Appointment of Peterson Sullivan LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2013” below.

The Audit Committee engaged Peterson Sullivan LLP as the Company’s independent registered public accounting firm for 2012, and reviewed its overall audit scope and plans. The Audit Committee also has discussed with Peterson Sullivan LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter from Peterson Sullivan LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Peterson Sullivan LLP its independence from the Company.

The Audit Committee has engaged Peterson Sullivan LLP as the Company’s independent registered public accounting firm for 2013. In taking this action, the Audit Committee considered carefully Peterson Sullivan LLP’s performance for the Company in that capacity since its retention in mid-2005, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee has recommended that the Board ask the shareholders to ratify the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm at the Annual Meeting. The Board has followed the Audit Committee’s recommendation. See “Discussion of Proposals Recommended by the Board — Proposal 2: To Ratify the Appointment of Peterson Sullivan LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2013” below.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for 2012 with our management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the consolidated financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

The Audit Committee

Daniel C. Regis, Chair

Sally G. Narodick

Stephen C. Richards

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1:    To Elect Eight Directors for One-Year Terms

Our Bylaws provide that our Board shall consist of no less than five and no more than nine members, with the exact number of members within the variable range to be fixed from time to time by resolution of the Board. At a Board meeting held on March 26, 2013, the size of the Board was increased from seven to eight members and Dr. Banerjee was appointed to our Board effective as of May 1, 2013. As of April 24, 2013, all seven directors on our Board serve with terms ending at the Annual Meeting and, effective as of May 1, 2013, all eight directors will serve on our Board with terms ending at the Annual Meeting. The Board has nominated Mr. Jones, Mr. Kiely, Dr. Lederman, Ms. Narodick, Mr. Regis, Mr. Richards and Mr. Ungaro for re-election to the Board, each to hold office until the annual meeting in 2014. As of April 24, 2013, the Board has nominated Dr. Banerjee for election to the Board to hold office until the annual meeting in 2014 and, as a result of Dr. Banerjee’s appointment to our Board effective as a May 1, 2013, as of the date of the Annual Meeting, Dr. Banerjee will be serving on our Board and will be nominated for re-election to the Board.

We know of no reason why any nominee may be unable to serve as a director. If any nominee becomes unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, then the Board may fill the vacancy.

Board Recommendation:    The Board recommends that you vote “FOR” the election of all nominees for director.

Director Qualifications

The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information each director has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each director appears above under the heading “Our Common Stock Ownership.” There are no family relationships among any of the directors and executive officers of Cray.

Prithviraj (Prith) Banerjee

Dr. Banerjee, 52, a director nominee, was appointed to our Board at a Board meeting held on March 26, 2013, effective as of May 1, 2013. Since April 2012, Dr. Banerjee has lead the technology direction of ABB Ltd., a power and automation company, as its Executive Vice President and Chief Technology Officer. From 2007 until 2012, he served as Senior Vice President of Research at the Hewlett-Packard Company and served as the Director of HP Labs, the company’s central research organization. Throughout his career, Dr. Banerjee has held several academic positions, including Dean of the College of Engineering at the University of Illinois at Chicago, Professor and Chairman of electrical and computer engineering at Northwestern University, and the Director of the Computational Science and Engineering program and Professor of electrical and computer engineering at the University of Illinois at Urbana-Champaign. Additionally, Dr. Banerjee founded two electronic design automation companies, BINACHIP Inc. and AccelChip Inc. Dr. Banerjee currently serves on the technical advisory board of Cypress Semiconductor Corporation and previously served on the Computer Science Advisory Board of the National Academy of Engineering, the advisory board for the Anita Borg Institute for Women and Technology and on the technical advisory boards of several private companies, including Ambit Design Systems, Inc., Atrenta Inc. and Calypto Design Systems, Inc. He is a Fellow of the American Association for the Advancement of Science, the Association for Computing Machinery and the Institute of Electrical and Electronics Engineers. He received a B.Tech from the Indian Institute of Technology and an M.S. and Ph.D. in electrical engineering from the University of Illinois at Urbana-Champaign. We believe Dr. Banerjee’s qualifications to sit on our Board include his vast experience with high-technology, his deep technical expertise and his significant experience developing technology strategies.

John B. Jones, Jr.

Mr. Jones, 68, joined our Board in December 2004. He was a leading high-technology equity research analyst for nearly 20 years. Until his retirement in 2004, Mr. Jones was a Senior Managing Director at Schwab SoundView Capital Markets. He joined SoundView in 2002 as a Senior Equity Research Analyst. From 1992 to 2002, Mr. Jones was a Managing Director and Senior Analyst at Salomon Brothers, Salomon Smith Barney and Citibank, where he covered the Server and Enterprise Hardware, Printer and Test & Measurement industries. From 1985 to 1992, he was a partner and senior analyst at Montgomery Securities. Prior to his career as an equity research analyst, Mr. Jones held various positions in the computer industry at Stratus Computer, Wang Laboratories and IBM. From 2004 to 2008, Mr. Jones served on the board of directors of Stratus Technologies, Inc., a provider of fault tolerant computer servers, technologies and services. In November 2010, Mr. Jones was elected to the Tahoe Truckee Airport District as a director. He received a B.S. from the University of Oregon. We believe Mr. Jones’ qualifications to sit on our Board of Directors include his significant experience working at and evaluating high-technology companies and their ability to create long-term value and his familiarity with the computer industry in general.

Stephen C. Kiely

Mr. Kiely, 67, joined our Board in 1999, was appointed Lead Director in January 2005 and non-executive Chairman of the Board in August 2005. From 1999 to July 2008, he was Chairman of Stratus Technologies, Inc., a provider of fault tolerant computer servers, technologies and services. Mr. Kiely served as Chief Executive Officer of Stratus Technologies from 1999 through June 2005. He joined Stratus Technologies in 1994 and held various executive positions with Stratus Technologies, becoming President of the Stratus Enterprise Computer division in 1998. Prior to joining Stratus, Mr. Kiely held a number of executive positions with several information technology companies, including EON Corporation, Bull Information Systems, Prisma, Inc., Prime Computer Inc. and IBM. Mr. Kiely has been a member of the board of directors of Stratus Technologies since 1999. Mr. Kiely received a B.A. from Fairfield University and an M.S. in Management from the Stanford University Graduate School of Business. We believe Mr. Kiely’s qualifications to sit on our Board of Directors include his significant experience as a Chief Executive Officer and executive in the computer and information technology industries, combined with his corporate governance expertise.

Frank L. Lederman

Dr. Lederman, 63, joined our Board in 2004. From 1995 until his retirement in 2002, he served as Vice President and Chief Technical Officer of Alcoa Inc., a world leader in the production and management of aluminum (primary, fabricated and alumina), where he had overall responsibility for global research, development, and engineering, including the 950-member Alcoa Technical Center. He was also a member of the Corporate Executive Council, Alcoa’s internal board for conducting quarterly reviews of the results and plans of each business unit. From 1988 to 1995, Dr. Lederman served as Senior Vice President of Technology for Toronto-based Noranda Inc., formerly a diversified natural resources conglomerate. His responsibilities included directing the Noranda Technology Center in Montreal. Dr. Lederman was with General Electric Company from 1976 to 1988, beginning as a physicist, where he led the development of GE’s first medical ultrasound system.

He also held a number of management positions, including manager of electronics research programs and resources at the Corporate R&D Center in Schenectady, N.Y. Dr. Lederman received a B.S. in Mathematics and an M.S. in Physics from Carnegie-Mellon University, as well as an M.S. and Ph.D. in Physics from the University of Illinois, and he was a post-doctoral fellow in electrical engineering at the University of Pennsylvania. Over the past 20 years, he has served on numerous advisory boards and panels at universities and government laboratories. On our Board of Directors, Dr. Lederman represents the interests of customers and end users. Dr. Lederman’s qualifications to sit on our Board of Directors include over four decades of experience in computing and mathematical modeling. He has a deep understanding of computing from the perspective of customers and end users, and he regularly visits universities to remain current on scientific research and supercomputer applications. Dr. Lederman has over three decades of experience in the management of technology and large technical development programs at large corporations. He consults with universities and other laboratories, using his expertise to help them develop technology strategies. He has considerable experience in developing and implementing performance-based compensation programs for technical organizations.

Sally G. Narodick

Ms. Narodick, 67, joined our Board in 2004. She is a retired educational technology and e-learning consultant. From 2000 to 2004, Ms. Narodick was President of Narodick Consulting, an e-learning consulting firm. From 1998 to 2000, she served as Chief Executive Officer of Apex Online Learning, an Internet educational software company. Previously, Ms. Narodick served as an education technology consultant, both independently and for the Consumer Division of IBM from 1996 to 1998. From 1989 to 1996, Ms. Narodick served as Chairman and Chief Executive Officer of Edmark Corporation, an educational software company sold to IBM in 1996. From 1973 to 1987, she served in a variety of financial management capacities at Seafirst Corporation and Seafirst Bank, and was a securities analyst at Paine Webber from 1970 to 1973. Since 1993, Ms. Narodick has served as a member of the board of directors of Penford Corporation and previously served as a member on the boards of SumTotal Systems from 1999 to 2009, Puget Energy, Inc. from 1989 to 2009 and Solutia Inc. from 2000 to 2008. A graduate of Boston University, Ms. Narodick received an M.A. in Teaching from Teachers College, Columbia University, and an M.B.A. from New York University. We believe Ms. Narodick’s qualifications to sit on our Board of Directors include her years of experience as a technology consultant and Chief Executive Officer of a technology company combined with her Board and financial management expertise.

Daniel C. Regis

Mr. Regis, 73, joined our Board in 2003. He is currently the General Partner of Regis Investments, LP and has served in this role since 1998. He was Chairman of the advisory board for Fluke Venture Partners II, LP, a Northwest venture capital partnership, from 2004 to 2011. From 2000 to 2009, he was Managing Director of Digital Partners, a venture capital fund specializing in Northwest emerging technology companies. From 1996 to 1999, he was President of Kirlan Venture Capital, Inc., where he managed similarly focused technology funds. During that time, he was also a director or chairman of several pre-public companies. Prior to 1996, Mr. Regis spent more than 30 years with Price Waterhouse LLP, including serving as Managing Partner of the Seattle office and previously of the Northwest and Portland, Oregon offices. Since 2003, Mr. Regis has served as a member of the board of directors of Columbia Banking Systems, Inc. In 2004, Mr. Regis was a member of the audit committee of Art Technology Group, Inc. and also joined their board and became Chairman of the board of directors in 2005, where he served in this role until January 2011 when Art Technology Group merged with Oracle Corporation. Since 2003, he has also been a member of the audit committee of Columbia Banking Systems, Inc. and has chaired its risk management committee since 2010. From 2003 to 2004, Mr. Regis was a member of the board of directors of Primus Knowledge Solutions, Inc. until its merger with Art Technology Group, Inc. in 2004 and chaired its audit committee. He received a B.S. from Seattle University. We believe Mr. Regis’ qualifications to sit on our Board of Directors include his over three decades of experience in finance and accounting, including as a managing partner at a national accounting firm, as well as his experience evaluating and directing technology companies.

Stephen C. Richards

Mr. Richards, 59, joined our Board in 2004. He is currently a private investor. From 2000 to 2004, when he retired, he served as Chief Operating Officer and Chief Financial Officer of McAfee, Inc., the leading provider of intrusion prevention and risk management solutions. From 1999 to 2000, he served as Chief Online Trading Officer of E*TRADE Group, Inc. From 1998 to 1999, he served as Senior Vice President, Corporate Development and New Ventures at E*TRADE, following two years as E*TRADE’s Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to joining E*TRADE in 1996, he was Managing Director and Chief Financial Officer of Correspondent Clearing at Bear Stearns & Companies, Inc., Vice President/Deputy Controller of Becker Paribas and First Vice President/Controller of Jefferies and Company, Inc. Mr. Richards has been a member of the board of directors of Guidance Software, Inc. since February 2008. From June 2007 to July 2010, he served as a member of the board of directors of BigFix, Inc. and from July 2005 through June 2010, he served as a trustee for the UC Davis Foundation. From 1999 to 2009, he served as a member of the board of directors of TradeStation Group, Inc. Mr. Richards is a Certified Public Accountant. He received a B.A. from the University of California at Davis and an M.B.A. in Finance from the University of California at Los Angeles. We believe Mr. Richards’ qualifications to sit on our Board of Directors include his extensive experience as a finance and operational executive, including as a Chief Financial Officer of multiple technology-based, publicly-traded companies.

Peter J. Ungaro

Mr. Ungaro, 44, has served as Chief Executive Officer and as a member of our Board since August 2005 and as President since March 2005. From September 2004 until August 2005, Mr. Ungaro served as our Senior Vice President responsible for sales, marketing and services and from August 2003 until September 2004, he served as Vice President responsible for sales and marketing. Prior to joining us, he served as Vice President, Worldwide Deep Computing Sales for IBM beginning in April 2003 and as IBM’s Vice President, Worldwide HPC Sales beginning in February 1999. He also held a variety of other sales leadership positions at IBM beginning in 1991. Mr. Ungaro received a B.A. from Washington State University. We believe Mr. Ungaro’s qualifications to sit on our Board of Directors include his years of experience as a leader in the high-performance computing industry as both a sales and operational executive, including more than five years as our Chief Executive Officer, and his extensive sales and marketing expertise.

Proposal 2:    To Ratify the Appointment of Peterson Sullivan LLP as Our Independent Registered Public Accounting Firm for the Year Ending December 31, 2013

The Audit Committee has retained Peterson Sullivan LLP to serve as our independent registered public accounting firm to conduct an audit of our consolidated financial statements for 2013, and the Board has directed that our management submit the selection of Peterson Sullivan LLP for ratification by the shareholders at the Annual Meeting. In retaining Peterson Sullivan LLP, the Audit Committee considered carefully Peterson Sullivan LLP’s performance for us in that capacity since its retention in mid-2005, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards.

Board Recommendation:    The Board recommends that you vote “FOR” Proposal 2 to ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Selection of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Board is, however, submitting this matter to the shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of ratifying this selection, the Audit Committee will reconsider whether to retain Peterson Sullivan LLP, and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if the shareholders vote on an advisory basis in favor of ratifying the appointment, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our shareholders.

Representatives of Peterson Sullivan LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Services and Fees

The following table lists the fees for services rendered by Peterson Sullivan LLP for 2011 and 2012:

Services	2011	2012
Audit Fees(1)	$470,000	$475,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total	$470,000	$475,500

(1)	Audit services billed in 2011 and 2012 consisted of: audits of our annual consolidated financial statements, audits of our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act, reviews of our quarterly consolidated financial statements, statutory and regulatory audits, consents, comfort letters and other services related to filings with the SEC and capital-raising offerings.

(2)	No audit-related services were billed in 2011 or 2012.

(3)	No tax services were billed in 2011 or 2012.

(4)	There were no fees billed for other services in 2011 or 2012.

Peterson Sullivan LLP to date has not performed any non-audit services for us.

Audit Committee Pre-Approval Policy

All audit, tax and other services to be performed for us by our independent auditors must be pre-approved by the Audit Committee. The Audit Committee reviews the description of the services and an estimate of the anticipated costs of performing those services. Services not previously approved cannot commence until such approval has been granted. Pre-approval usually is granted at regularly scheduled meetings. If unanticipated items arise between meetings of the Audit Committee, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, in which case the Chairman communicates such pre-approvals to the full Audit Committee at its next meeting. During 2012, all services performed by Peterson Sullivan LLP were pre-approved by the Audit Committee in accordance with this policy.

Proposal 3:    Approval of Cray’s 2013 Equity Incentive Plan

Overview

We are asking shareholders to approve the Cray 2013 Equity Incentive Plan (the “Plan”). At a Board meeting held on March 26, 2013 our Board approved the Plan, subject to shareholder approval at the annual meeting.

Why You Should Vote for the Approval of the Cray 2013 Equity Incentive Plan

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy

We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of our shareholders. As stated in the “Compensation Discussion and Analysis” section of this proxy statement, equity ownership programs are central to our compensation program because they encourage recipients to focus on creating long-term shareholder value and to provide a significant retention incentive. A broad-based equity incentive plan focuses our employees who receive grants on achieving strong corporate performance, and we have embedded in our culture the necessity for employees to think and act as shareholders. Historically, we have granted equity awards to a broad base of employees and to all of our non-employee directors. These grants are an important component of our long-term employee incentive and retention plan and have been very effective in enabling us to attract, retain and motivate the workforce required for us to achieve our performance goals, including strategic, tactical and financial goals, and create long-term value for our shareholders. Additionally, in order to provide unique and specific performance incentives for our employees that work directly in or support our YarcData business, we intend to grant awards of restricted stock to such employees that vest, if at all, only upon the achievement of certain operational and strategic performance criteria exclusively related to the operation of our YarcData business or upon a change of control of Cray with the amount vesting as a result of a change of control dependent on the gross proceeds received by Cray shareholders, with such gross proceed levels set at the time of grant with an objective of increasing the reward to the extent that the YarcData business likely contributed materially to the amount of gross proceeds received by shareholders. We currently believe that achieving such operational and strategic performance criteria will be very difficult, even when considered over a multi-year time horizon. These awards of restricted stock do not provide for any time-based vesting and the value that any employee will receive, if any, is contingent upon the achievement of the performance criteria. These awards will expire completely if the operational and strategic performance vesting criteria are not satisfied by the calendar day immediately following that date on which Cray files its Form 10-K with the SEC for the fiscal year ended December 31, 2016.

Our Current Equity Incentive Plans Will No Longer Have Shares Available for Grant

Under our current forecasts, our 2009 Amended and Restated Long-Term Equity Compensation Plan, our 2006 Long-Term Incentive Plan, our 2004 Long-Term Incentive Plan and our 2003 Stock Option Plan (collectively, the “Prior Plans”) will run out of shares available for grant in 2013, and we will not be able to issue equity to our employees, directors and consultants unless our shareholders approve the Plan. Specifically, as of March 31, 2013, there were an aggregate of 1,101,504 shares of common stock available for grant under the Prior Plans, of which only 201,106 shares of common stock are available for grant as full value awards. Without a sufficiently sizable equity incentive program, we would be at a disadvantage against competitor companies in the marketplace to provide the total compensation package necessary to attract, retain and motivate employee talent critical to our future success. Approval of the Plan is intended to ensure that we are able to continue offering stock-based incentive compensation to our eligible employees and non-employee directors. Without restricted stock, stock options or other forms of equity incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to our future successes. These cash replacement alternatives would, among other things, potentially reduce the cash available for investment in growth and development of new and existing products. If the Plan is approved by our shareholders at the annual meeting, then the Prior Plans’ unused shares in the Prior Plans’ share pools will roll-over to the Plan as described below, and the Prior Plans will be terminated and we will no longer issue equity pursuant to the Prior Plans.

The Plan Combines Compensation and Governance Best Practices

The Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

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Provide for broad-based eligibility for equity awards. We believe having the ability to grant equity awards to a broad base of employees is important. By doing so, we can link employee interests with shareholder interests throughout the organization and motivate our employees to act as owners of the business.

•

Shareholder approval is required for additional shares. The Plan does not contain an annual “evergreen” provision. The Plan authorizes a fixed number of shares, so that shareholder approval is required to increase the maximum number of securities which may be issued under the Plan.

•

No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	Repricing is not allowed. The Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights without prior shareholder approval.

•

Reasonable share counting provisions. In general, when awards granted under the Plan expire or are canceled without having been fully exercised, or are settled in cash, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock that are delivered by the grantee or withheld by us as payment of the exercise or purchase price in connection with the exercise of an option or the grant of an award or the payment of tax withholding obligations in the case of an option or stock appreciation right will not be returned to the share reserve.

•

Reasonable limit on full value awards. For purposes of calculating the shares that remain available for issuance under the Plan, grants of options are counted as the grant of one share for each one share actually granted. However, to protect our shareholders from potentially greater dilutive effect of full value awards, all grants of restricted stock, performance awards, dividend equivalents, restricted stock units and stock payments with a share purchase price less than fair market value on the date of grant are deducted from the Plan’s share pool as 1.55 shares for every one share actually granted.

Purpose of Plan

The Plan allows us, under the direction of our Compensation Committee or those persons to whom administration of the Plan, or part of the Plan, has been delegated or permitted by law, to make grants of stock options, restricted stock awards, stock bonus awards, stock appreciation rights, restricted stock units, performance shares and performance units to employees, directors, consultants, independent contractors and advisors. The purpose of these equity awards is to attract and retain talented employees, directors, consultants, independent contractors and advisors and further align their interests and those of our shareholders by continuing to link a portion of their compensation with our performance.

Key Terms

The following is a summary of the key provisions of the Plan.

Plan Term:	From March 26, 2013, the date the Plan was approved by our Board (the “Effective Date”) to March 26, 2023.

Eligible Participants:	Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, directors, consultants, and independent contractors, provided that the grantee renders bona fide services to us. Our Compensation Committee determines which individuals will participate in the Plan. Currently, pursuant to the terms of the Plan, there are approximately 972 employees and six non-employee directors who are eligible to participate in the Plan and, after Dr. Banerjee joins our Board on May 1, 2013, there will be seven non-employee directors who are eligible to participate in the Plan.

Shares Authorized:	There will be Three Million Five Hundred Thousand (3,500,000) shares of common stock authorized under the Plan, subject to adjustment only to reflect stock splits and similar events, plus (i) any reserved shares not issued or not subject to outstanding grants under the Prior Plans on the Effective Date; (ii) shares that are subject to options or other awards granted under the Prior Plans that cease to be subject to awards by forfeiture or otherwise after the Effective Date for any reason; (iii) shares issued under the Prior Plans before or after the Effective Date pursuant to the exercise of options or stock appreciation rights that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plans that are repurchased by us at the original issue price; and (v) shares that are subject to options or other awards granted under the Prior Plans that otherwise terminate without shares of our Common Stock being issued, in each case, regardless of the type of award that could be issued with respect to such shares under the Prior Plans. Shares subject to options and stock appreciation rights are counted in full against the number of shares available for the award regardless of the number of shares issued upon settlement of the awards and all grants of restricted stock, performance awards, dividend equivalents, restricted stock units and stock payments with a share purchase price less than fair market value on the date of grant are deducted from the Plan’s share pool as 1.55 shares for every one share actually granted.

Specifically, as of March 31, 2013, there were an aggregate of 1,101,504 shares of common stock available for grant under the Prior Plans, of which only 201,106 shares of common stock are available for grant as full value awards, and we had an aggregate of 2,166,488 outstanding restricted stock and restricted stock unit awards and 2,063,752 outstanding options under the Prior Plans with a weighted average exercise price of $7.40 and weighted average remaining contractual term of 2.7 years.

Award Types:	(1) Non-qualified and incentive stock options

(2) Restricted stock awards

(3) Stock bonus awards

(4) Stock appreciation rights

(5) Restricted stock units

(6) Performance shares

(7) Performance units

Full-Value Share Multiple for Determining the Number of Shares Available for Grant:	For purposes of determining the number of shares available for grant under the Plan against the maximum number of shares authorized, any full-value award (i.e., anything other than a stock option or a stock appreciation right) currently reduces the number of shares available for issuance under the Plan by 1.55 shares.

Share Limit on Awards:	No more than one million (1,000,000) shares may be granted to any individual under the plan during any calendar year, other than new employees, who are eligible to receive up to two million (2,000,000) shares in the calendar year during which they begin employment. These limits are intended to ensure, together with certain performance vesting criteria discussed below, that awards that are intended to qualify under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) will qualify under such subsection. Failure to qualify under this section might result in our inability to take a tax deduction for part of our performance-based compensation to senior executives.

Vesting:	Vesting schedules are determined by our Compensation Committee when each award is granted. Options generally vest over four years, other than options for our non-employee directors, which are fully vested on the date of grant. Restricted stock units generally vest over four years, other than restricted stock awards granted to non-employee directors, which generally vest over two years. Also, as stated above, we intend to grant awards of restricted stock to our employees that work directly in or support our YarcData business that only vest upon the achievement of certain operational and strategic performance criteria exclusively related to the operation of our YarcData business or upon a change of control of Cray with the amount vesting as a result of a change of control dependent on the gross proceeds received by Cray shareholders, with such gross proceed levels set at the time of grant with an objective of increasing the reward to the extent that the YarcData business likely contributed materially to the amount of gross proceeds received by shareholders.

Award Terms:	Stock options have a term no longer than ten years from the date the options were granted, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which have a term no longer than five years. Stock appreciation rights have a term no longer than ten years from the date they were granted.

Grants to Non-Employee Directors:	Currently, when a non-employee director joins the Board, he or she receives an initial grant of a fully vested option to purchase 20,000 shares of common stock. Additionally, each continuing non-employee director elected by the shareholders receives a grant of restricted shares of common stock with a value equal to such director’s cash fees earned in the previous fiscal year. One-half of the shares vest approximately one year from the date of grant and the balance vests approximately two years from the date of grant.

Repricing Prohibited:	Repricing, or reducing the exercise price of outstanding options or stock appreciation rights, is prohibited without shareholder approval under the Plan. Such prohibited repricing includes canceling, substituting, or exchanging outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights, unless approved by shareholders.

New Plan Benefits

Future awards under the Plan to executive officers, employees or other eligible participants are discretionary and cannot be determined at this time. Additionally, the number of shares of restricted stock that will be granted automatically in 2013 to our seven non-employee directors, assuming that our seven non-employee directors are re-elected, pursuant to the equity incentive grant formula for non-employee directors, cannot be determined at this time. We therefore have not included any such awards.

Terms Applicable to Stock Options and Stock Appreciation Rights

The exercise price of grants made under the Plan of stock options or stock appreciation rights may not be less than the fair market value (the closing price of our common stock on the date of grant, and if that is not a trading day, the closing price of our common stock on the trading day immediately prior to the date of grant) of our common stock. On the record date, the closing price of our common stock was $22.02 per share. The term of these awards may not be longer than ten years. Our Compensation Committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability.

Terms Applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Shares, Performance Units and Stock Bonus Awards

Our Compensation Committee determines the terms and conditions applicable to the granting of restricted stock awards, restricted stock unit awards, performance shares, performance units and stock bonus awards. Our Compensation Committee may make the grant, issuance, retention and/or vesting of restricted stock awards, restricted stock unit awards, performance shares, performance units and stock bonus awards contingent upon continued employment with us, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate. Awards of performance shares or performance units may be settled in shares or in cash.

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. To the extent that awards other than stock options or stock appreciation rights are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include among other criteria, one of the following criteria, either individually, alternatively or in any combination, applied to either Cray as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by our Compensation Committee in the award:

•	Profit before tax

•	Billings

•	Revenue

•	Net revenue

•	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings)

•	Operating income

•	Operating margin

•	Operating profit

•	Controllable operating profit, or net operating profit

•	Net profit

•	Gross margin

•	Operating expenses or operating expenses as a percentage of revenue

•	Net income

•	Earnings per share

•	Total shareholder return

•	Market share

•	Return on assets or net assets

•	Cray’s stock price

•	Growth in shareholder value relative to a pre-determined index

•	Return on equity

•	Return on invested capital

•	Cash flow (including free cash flow or operating cash flows)

•	Cash conversion cycle

•	Economic value added

•	Individual confidential business objectives

•	Contract awards or backlog

•	Overhead or other expense reduction

•	Credit rating

•	Strategic plan development and implementation

•	Succession plan development and implementation

•	Improvement in workforce diversity

•	Customer indicators

•	New product invention or innovation

•	Attainment of research and development milestones

•	Improvements in productivity

•	Bookings

•	Attainment of objective operating goals and employee metrics

•	Any other metric that is capable of measurement as determined by the Committee

•	Any sale or initial public offering of a subsidiary or Cray

To the extent that an award under the Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Board.

Notwithstanding satisfaction of any completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, number of shares subject to stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by our Compensation Committee on the basis of such further considerations as our Compensation Committee in its sole discretion determines.

Transferability

Except as otherwise provided in the Plan, awards granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.

Administration

Our Compensation Committee administers the Plan. Subject to the terms and limitations expressly set forth in the Plan, our Compensation Committee selects the persons who receive awards, determines the number of shares covered thereby, and, establishes the terms, conditions and other provisions of the grants. Our Compensation Committee may construe and interpret the Plan and prescribe, amend and rescind any rules and regulations relating to the Plan. Our Compensation Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant awards to Plan participants, so long as such participants are not officers, members of our Board of Directors, or any other person who is subject to Section 16 of the Exchange Act and to take certain other actions with respect to participants who are not executive officers.

Amendments

The Board may terminate or amend the Plan at any time, provided that no action may be taken by the Board (except those described in “Adjustments” below) to the extent that shareholder approval is required.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change of our capital structure without consideration, the Board may approve, in its discretion, an adjustment of the number and kind of shares available for grant under the Plan, and subject to the various limitations set forth in the Plan, the number of shares subject to outstanding awards under the Plan, and the exercise price of outstanding stock options and of other awards.

In the event of a merger or asset sale, all shares of common stock acquired under the Plan and all awards will be subject to the agreement governing such merger or asset sale. All awards need not be treated similarly.

U.S. Tax Consequences

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to us and participants in the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the plan, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options

A participant will realize no taxable income at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied, then no taxable income will result upon the exercise of such option and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” in the year of exercise see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of two years from the date of the grant or one year from date of the exercise (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” in the fiscal year of such “disqualifying disposition” we will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

Stock Appreciation Rights

A grant of a stock appreciation right (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant receiving restricted stock pursuant to the Plan pays tax when the restrictions lapse (i.e., they become vested), unless a participant makes an election under Section 83(b) of the Code, in which case the participant will be taxed in the calendar year of the grant. The value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant. We will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Performance Awards

Similar to restricted stock units, no taxable income is realized upon the grant of a performance award. The participant will include in ordinary income the fair market value of the award of stock or the award of cash at the time shares of stock or cash are delivered to the participant. We will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income. Performance stock units usually vest upon the achievement of metrics established by the Board.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Board Recommendation:    The Board recommends that you vote “FOR” Proposal 3 to approve Cray’s 2013 Equity Incentive Plan.

Proposal 4: Advisory Vote on the Compensation of Our Named Executive Officers

We are asking our shareholders to vote, on an advisory or non-binding basis, to approve the compensation of our Named Executive Officers as disclosed pursuant to the Compensation Discussion and Analysis beginning on page 24, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers.

Philosophy and Compensation Program

Our compensation program is designed to attract, retain and motivate the highly educated, specialized and sought-after workforce required for us to achieve our goals and create long-term value for our shareholders. The following highlights the major components of our compensation program:

Short-Term Incentives:    Our short-term incentives reward our Named Executive Officers for achieving our near-term critical tactical, strategic and financial goals. A meaningful portion of each Named Executive Officer’s total compensation is contingent on achieving these near-term objectives.

Long-Term Incentives:    Our long-term incentives focus our Named Executive Officers on creating long-term shareholder value and, in the face of competition for top talent with companies with significantly greater resources, provide a critical retention incentive. As our key decision-makers, a substantial portion of our Named Executive Officers’ potential compensation is linked to our long-term objectives and increasing shareholder value.

Other Compensation Components:    In line with our philosophy of linking our Named Executive Officers’ compensation to the achievement of our goals and increasing shareholder value, the other components (base salary, employee benefits, our severance policy and change of control agreements) of our compensation program are deemphasized.

The short-term and long-term incentives constitute by far the largest portion of total target compensation for our Named Executive Officers. In 2012, for example, approximately 68% to 87% of the 2012 total target compensation for our Named Executive Officers was performance-based and at risk.

2012 Compensation

Given our operational and financial performance in 2011 and earlier, and in light of the compensation consultant analyses and other factors described in this Proxy Statement, the Compensation Committee:

•	Maintained base salaries for Named Executive Officers who were employees of Cray in 2011 (except for Dr. Williams) at levels that were originally set in 2009;

•

Increased the target bonus awards (as a percentage of base salary) for two of our Named Executive Officers under the balanced scorecard component of our annual cash incentive plan from 2011 levels, which target awards had not been changed since 2006; and

•	Granted long-term equity awards in the form of stock options and restricted stock to each Named Executive Officer.

Recommendation

We are asking for shareholder approval of the compensation of our Named Executive Officers as described in this Proxy Statement by voting in favor of the resolution set forth below. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement.

“RESOLVED, that the shareholders approve, in a non-binding vote, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s 2013 Annual Meeting of Shareholders.”

Even though this say-on-pay vote is advisory and therefore will not be binding on us, we value the opinions of our shareholders. Accordingly, to the extent there is a significant vote against the compensation of our Named Executive Officers, we will consider our shareholders’ concerns and the Compensation Committee will evaluate what actions may be necessary or appropriate to address those concerns.

Board Recommendation:    The Board recommends that you vote “FOR” Proposal 4 to approve of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

OTHER BUSINESS — DISCRETIONARY AUTHORITY

While the Notice of 2013 Annual Meeting of Shareholders provides for the transaction of all other business that may properly come before the Annual Meeting, including any adjournments or postponements of the Annual Meeting, the Board knows of no matters to be brought before the Annual Meeting other than those referred to in this Proxy Statement. If, however, other matters are properly presented at the Annual Meeting, the individuals appointed as proxies will vote your shares as they determine in their discretion to be advisable.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including consolidated financial statements and schedules, forms a part of our 2012 Annual Report that was provided to shareholders with this Proxy Statement. The Annual Report is available on our website: www.cray.com under “About Cray — Investors — Financials — Annual Reports and Proxy Statements.” Additional copies of the 2012 Annual Report on Form 10-K may be obtained without charge by writing to Ruby H. Alexander, Assistant Corporate Secretary, Cray Inc., 901 Fifth Avenue, Suite 1000, Seattle, WA 98164.

By order of the Board of Directors,

Michael C. Piraino

Corporate Secretary

Seattle, Washington

April 24, 2013

APPENDIX A

CRAY INC.

2013 EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 26.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.5 and 20 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is Three Million Five Hundred Thousand (3,500,0000) Shares plus (i) any reserved shares not issued or not subject to outstanding grants under the Company’s 2009 Amended and Restated Long-Term Equity Compensation Plan, the Company’s 2006 Long-Term Incentive Plan, the Company’s 2004 Long-Term Incentive Plan or the Company’s 2003 Stock Option Plan, collectively, (the “Prior Plans”) on the Effective Date (as defined below); (ii) shares that are subject to options or other awards granted under the Prior Plans that cease to be subject to Awards by forfeiture or otherwise after the Effective Date for any reason; (iii) shares issued under the Prior Plans before or after the Effective Date pursuant to the exercise of options or stock appreciation rights that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plans that are repurchased by the Company at the original issue price; and (v) shares that are subject to options or other awards granted under the Prior Plans that otherwise terminate without shares being issued, in each case, regardless of the type of award that could be issued with respect to such shares under the Prior Plans. Any Award other than an Option or a SAR granted with respect to such shares shall reduce the number of Shares available for issuance by 1.55 Shares. Awards issued as an Option or a SAR shall reduce the number of Shares available for issuance by the number of Shares underlying the Award, regardless of the number of Shares actually issued upon exercise of the Award. The Company may issue Shares that are authorized but unissued shares pursuant to the Awards granted under the Plan. The Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards granted under the Plan.

2.2 Lapsed, Returned Awards. Subject to Section 20 hereof, Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligations in connection with an Option or SAR, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price. To the extent that a Performance Award in the form of a cash bonus has been made, such Award will not reduce the number of Shares available for issuance under the Plan. To the extent that any Award other than an Option or a SAR is forfeited, repurchased or terminates without Shares being issued pursuant to this Section 2.2, Shares may again be available for issuance under this Plan at the rate of 1.55 Shares for every such Share returned to the Plan.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Limitations. No more than 10,000,000 Shares shall be issued pursuant to the exercise of ISOs.

2.5 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Sections 2.1 or 2.2, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than 1,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of 2,000,000 Shares in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) subject to Section 18, determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code

(o) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p) make all other determinations necessary or advisable for the administration of this Plan; and

(q) delegate any of the foregoing as permitted by applicable law to one or more executive officers pursuant to a specific delegation, in which case references to “Committee” in this Section 4.1 will refer to such delegate(s), except with respect to Insiders.

4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, in which case references to “Committee” in this Section 4.2 will refer to such delegate(s), and such resolution shall be final and binding on the Company and the Participant.

4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5. OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5 Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO, but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Options to Participants other than Insiders, subject to the foregoing provisions of this Section 5 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

5.11 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AND OTHER STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”) or not subject to restrictions (“Stock Bonus Award”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, if any, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award or Stock Bonus Award, subject to the Plan.

6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award or Stock Bonus Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts an Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Award may be terminated by the Company, unless the Committee determines otherwise.

6.3 Purchase Price. The Purchase Price, if any, for a Restricted Stock Award or Stock Bonus Award will be determined by the Committee and may be zero. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement, and the Award Agreement and in accordance with any procedures established by the Company.

6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any

Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

6.6 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Restricted Stock Awards or Stock Bonus Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 6 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

7. STOCK APPRECIATION RIGHTS.

7.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash or Shares, having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

7.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

7.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

7.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

7.5 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.6 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant SARs to Participants other than Insiders, subject to the foregoing provisions of this Section 8 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

8. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. The repricing of Options or SARs is not permitted without prior stockholder approval. Repricing is defined as the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, substitute, buyout or exchange outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

9. RESTRICTED STOCK UNITS.

9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares. All RSUs shall be made pursuant to an Award Agreement.

9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors (if any) during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.5 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant RSUs to Participants other than Insiders, subject to the foregoing provisions of this Section 9 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

10. PERFORMANCE AWARDS.

10.1 Performance Awards. A Performance Award is an award to a Participant of a cash bonus or a Performance Share bonus. Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.2 Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award will be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than five million dollars ($5,000,000) in Performance Awards in any calendar year under this Plan.

10.3 Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Share bonuses may also be settled in Restricted Stock.

10.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.5 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Performance Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 10 (substituting references to “the Committee” by “the Committee’s delegate(s)” as the context requires).

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1 Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs; provided, that no such Award shall exceed 150,000 Shares in any one fiscal year. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2 Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected, re-elected or appointed as a member of the Board will be eligible to receive an Award under this Section 12.

12.3 Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4 Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards will be issued under the Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.

13. WITHHOLDING TAXES.

13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant.

13.2 Stock Withholding. No election under Section 83(b) of the Code will be available or permitted with respect to any of the Restricted Stock and any income recognized as a result of receiving the Restricted Stock will be treated as ordinary compensation income subject to federal, state and local income, employment and other tax withholding. At the election of the Committee and without further consent from Participant, upon the vesting of any Award, the Company will either (1) retain and cancel or (2) sell pursuant to a “sell to cover” mandatory sale arranged by the Company (on Participant’s behalf), that number of Shares having an aggregate Fair Market Value equal to the minimum amount the Company is required to withhold for income and employment tax purposes with respect to the Award. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY.

14.1 Transfer Generally. Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 14, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such Award may contain such additional terms and conditions as the Committee or its delegate(s) deems appropriate. All Awards will be exercisable: (A) during the Participant’s lifetime only by (x) the Participant, or (y) the Participant’s guardian or legal representative; (B) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (C) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative.

14.2 Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and will have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or one of its Subsidiaries, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion. Notwithstanding anything to the contrary in the Plan, in no event will the Committee have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Awards until the Shares subject to the Award are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

15.2 Restrictions on Shares / Dividend Equivalent Rights. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right of forfeiture or a right to repurchase a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination, with any right of repurchase being exercised for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares.

16. CERTIFICATES. All Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

19. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

20. CORPORATE TRANSACTIONS.

20.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction, all Shares acquired under the Plan and all Awards will be subject to the agreement governing such Corporate Transaction. Such agreement need not treat all Awards in an identical manner, and it will provide for one or more of the following with respect to each Award:

(a) The continuation of the Award by the Company (if the Company is the surviving corporation).

(b) The assumption of the Award by the surviving corporation or its parent and, with respect to an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(c) The substitution by the surviving corporation or its parent of a new Award, and with respect an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(d) Full exercisability of an Option and/or a SAR, full vesting of the Shares subject to an Option and/or a SAR and/or full vesting of all other Awards, followed by the cancellation of the Option, SAR or Award. The full exercisability of an Option and/or a SAR, full vesting of the Shares subject to the Option and/or SAR and/or full vesting of all other Awards may be contingent on the closing of such Corporate Transaction. The Participant will be able to exercise an Option and/or a SAR during a period of not less than five full business days preceding the effective date of such Corporate Transaction, unless (i) a shorter period is required to permit a timely closing of such Corporate Transaction and (ii) such shorter period still offers the Participant a reasonable opportunity to exercise an Option and/or a SAR. Any exercise of an Option and/or a SAR during such period may be contingent on the closing of such Corporate Transaction.

(e) A payment to the Participant equal to the excess of (i) the Fair Market Value of the Shares subject to the Award as of the effective date of such Corporate Transaction over (ii) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested. The amount of such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. However, such payment may be subject to vesting based on the Participant’s continuing service as an Employee, Consultant or Director. In addition, any escrow, holdback, earnout or similar provisions in the agreement for such Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

20.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

20.3 Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

21. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

22. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Washington, without regard to its conflict of laws rules.

23. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

24. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

25. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

26. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock Award, Stock Bonus Award, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award Agreements that are not used by Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means, any program instituted by the Committee that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Committee. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Committee.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the violation by the optionee of any reasonable rule or policy of the Board or the optionee’s superiors or the chief executive officer or the President of the Company, Parent or Subsidiary that results in damage to the Company, Parent or Subsidiary or which, after notice to do so, the optionee fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the optionee in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job as required to meet the objectives of the Company, Parent or Subsidiary; (iv) any wrongful conduct of an optionee which has an adverse impact on the Company, Parent or Subsidiary or which constitutes a misappropriation of the assets of the Company, Parent or Subsidiary; (v) unauthorized disclosure of confidential information; (vi) the optionee’s performing services for any other Company, Parent or Subsidiary or person which competes with the Company, Parent or Subsidiary while he or she is employed by or provides services to the Company, without the prior written approval of the Chairman or President of the Company; or (vii) a resignation by an optionee of employment with or service to the Company, Parent or Subsidiary if (A) the Company, Parent or Subsidiary has given prior notice to such optionee of its intent to dismiss the optionee for circumstances that constitute cause, or (B) within two months of the optionee’s resignation, the Chairman or President of the Company or the Board determines, which determination shall be final and binding, that such resignation was related to an act which would have led to a termination for cause.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the common stock of the Company.

“Company” means CRAY INC., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company); or (v) any liquidation or dissolution of the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation as defined in Section 409A of the Code) would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company (both as defined in Section 409A of the Code.

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, as determined by Company policies.

“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

“Effective Date” means the date this Plan is approved by the Company’s stockholders, the date of which shall be within twelve (12) months before or after the date this Plan is adopted by the Board.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as officially quoted in the composite tape of transactions on such exchange or such other source as the Board or the Committee deems reliable for the applicable date;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5 or Section 12 of the Plan.

“Parent” has the same meaning as “parent corporation” in Section 424(e) of the Code.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means an Award granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means the factors selected by the Committee applicable to the Company or a Parent or Subsidiary of the Company, business unit or market segment, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	Profit Before Tax;

•	Billings;

•	Revenue;

•	Net revenue;

•	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

•	Operating income;

•	Operating margin;

•	Operating profit;

•	Controllable operating profit, or net operating profit;

•	Net Profit;

•	Gross margin;

•	Operating expenses or operating expenses as a percentage of revenue;

•	Net income;

•	Earnings per share;

•	Total stockholder return;

•	Market share;

•	Return on assets or net assets;

•	The Company’s stock price;

•	Growth in stockholder value relative to a pre-determined index;

•	Return on equity;

•	Return on invested capital;

•	Cash Flow (including free cash flow or operating cash flows)

•	Cash conversion cycle;

•	Economic value added;

•	Individual confidential business objectives;

•	Contract awards or backlog;

•	Overhead or other expense reduction;

•	Credit rating;

•	Strategic plan development and implementation;

•	Succession plan development and implementation;

•	Improvement in workforce diversity;

•	Customer indicators;

•	New product invention or innovation;

•	Attainment of research and development milestones;

•	Improvements in productivity;

•	Bookings;

•	Attainment of objective operating goals and employee metrics;

•	Any other metric that is capable of measurement as determined by the Committee; and

•	Any sale or initial public offering of a Subsidiary or the Company.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Committee or its delegate(s) with respect to Participants who are not Insiders, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means a performance share bonus granted as a Performance Award pursuant to Section 10 or Section 12 of the Plan.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Plan” means this Cray Inc. 2013 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Stock Bonus Award” means an Award granted pursuant to Section 6 or Section 12 of the Plan.

“Subsidiary” has the same meaning as “subsidiary corporation” in Section 424(f) of the Code.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law. The Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

VOTE BY INTERNET - www.proxyvote.com
CRAY INC. 901 FIFTH AVENUE, STE.1000 SEATTLE, WA 98164 ATTN: CAROL LYNN COLE

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VOTE BY PHONE - 1-800-690-6903

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M58674-P37912-Z60091 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CRAY INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following nominees:
1.	Election of Directors, each to serve a one-year term.		☐	☐	☐
Nominees:
	01) Prithviraj Banerjee	05) Sally G. Narodick
	02) John B. Jones, Jr.	06) Daniel C. Regis
	03) Stephen C. Kiely	07) Stephen C. Richards
	04) Frank L. Lederman	08) Peter J. Ungaro

The Board of Directors recommends that you vote FOR the following proposals:								For	Against	Abstain
2.	To ratify the appointment of Peterson Sullivan LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.							☐	☐	☐
3.	To approve Cray’s 2013 Equity Incentive Plan.							☐	☐	☐
4.	To approve, on an advisory or nonbinding basis, the compensation of our Named Executive Officers.							☐	☐	☐
NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M58675-P37912-Z60091

CRAY INC.

Annual Meeting of Shareholders

June 13, 2013 3:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter J. Ungaro and Brian C. Henry, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of CRAY INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 PM, PDT on June 13, 2013, at 901 Fifth Avenue, Fifth Avenue Conference Room, Seattle, WA 98164, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse